Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED	EXECUTION VERSION (02/08/08)
UNDER 17 C.F.R §§ 200.80(b)4, AND 240.24b-2

AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT

This Amended and Restated Collaboration and License Agreement (the “Agreement”) between ISIS PHARMACEUTICALS, INC. of 1896 Rutherford Road, Carlsbad, CA 92008, USA (“ISIS”) and ANTISENSE THERAPEUTICS LTD., ACN 095 060 745 of Level 1, 10 Wallace Avenue, Toorak, Victoria 3142, AUSTRALIA (“ATL”) is entered into and made effective as of February 8, 2008 (the “Amendment Date”).

INTRODUCTION AND OVERVIEW

ISIS and ATL are parties to that certain Collaboration and License Agreement effective as of December 21, 2001 (the “Effective Date”), as amended (the “Original Agreement”), pursuant to which, among other things, the parties agreed to collaborate to enable ATL to develop and commercialize antisense drugs, including, without limitation, the Antisense Inhibitor known as ATL 1102 (formerly known as ISIS 107248), VLA4 Compounds and Other VLA4 Compounds.

ATL proposes to enter into a sublicense agreement with Teva Pharmaceutical Industries Ltd. (“Teva”) in the form provided to ISIS on the Amendment Date (the “Teva Sublicense”), pursuant to which ATL would grant to Teva an exclusive, worldwide sublicense to develop and commercialize ATL 1102, VLA4 Compounds and Other VLA4 Compounds, and VLA4 Products, subject to the terms and conditions set forth therein.

As a condition to Teva’s willingness to enter into the Teva Sublicense, Teva has requested that ATL and ISIS implement certain amendments to the Original Agreement.

In order to facilitate ATL’s entry into the Teva Sublicense, the parties wish to amend and restate the Original Agreement as set forth in this Agreement, effective as of the Amendment Date.

Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows.

AGREEMENT

ARTICLE 1

DEFINITIONS

                Capitalized terms used in this Agreement have the meanings set forth in Exhibit 1.

ARTICLE 2

DRUG DEVELOPMENT PROGRAM

2.1          General.

Under the Drug Development Program, ATL will develop and commercialize antisense drugs arising out of the Collaborative Research Program conducted hereunder, as well as ATL1102 (a Collaboration Compound discovered by ISIS), VLA4 Compounds and Other VLA4 Compounds and VLA4 Products.  In general, ATL will be responsible for all development and commercialization activities for Collaboration Compounds.  ISIS has performed, and, pursuant to the Teva/ISIS Agreements, may continue to perform, certain activities in support of the development of ATL1102, VLA4 Compounds and Other VLA4 Compounds, but it is the intent of the parties that ATL will assume responsibility for all preclinical and IND-enabling activities with respect to other Collaboration Compounds, as more specifically provided in this Agreement.  ATL will be responsible for all costs of development and commercialization of Collaboration Compounds including, without limitation, the reimbursement of ISIS’ expenses as provided herein.

2.2          Development of VLA4 Compounds and Other VLA4 Compounds.

(a)           General.  ATL will use commercially reasonable efforts to develop at least one VLA4 Compound to maximize its commercial value.  ATL will conduct the development of VLA4 Compounds and  VLA4 Products in a good scientific manner and in compliance in all material respects with all requirements of applicable laws, rules and regulations to achieve the objective specified in the first sentence of this subsection (a) efficiently and expeditiously.  ATL will proceed diligently with the development of VLA4 Compounds  and VLA4 Products using commercially reasonable efforts to provide sufficient time, effort, equipment, facilities and skilled personnel.

(b)           VLA4 Compound Development Diligence.

(i)            During Term of Teva Sublicense.  The parties agree that, during the term of the Teva Sublicense: (A) no Development Milestones will be applicable to ATL 1102, VLA4 Compounds, Other VLA4 Compounds or VLA4 Products; (B) the only diligence obligations applicable to the development of ATL 1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products will be those set forth in Section 2.2(a) above; and (C) notwithstanding the definition of Active Program set forth in Exhibit 1 hereto, compliance with the diligence obligations set forth in Section 2.2(a) will satisfy the “Active Program” and “Active Development” criteria with respect to ATL 1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products.

(ii)           After Term of Teva Sublicense.  In the event of termination or expiration of the Teva Sublicense prior to Marketing Approval of a VLA4 Product in each of the Major Markets (and prior to the termination or expiration of this Agreement), then ATL and ISIS will, as promptly as practicable, mutually agree in writing upon

Development Milestones for ATL 1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products that ATL will commit to reach, in which event the parties agree as follows with respect to such Development Milestones.  If a Development Milestone is not met, [***] extension on such Development Milestone, provided that ATL (x) gives the JDC members at least [***] prior written notice that it is unlikely to achieve the relevant milestone on the date specified above, and (y) demonstrates to the JDC that [***] agreed upon by the parties.  If the JDC cannot agree on this issue, the matter will be referred to the designated officers of ATL and ISIS for resolution, consistent with the provisions of Section 16.6(a).

2.3          Development of Collaboration Compounds Other Than VLA4 Compounds.

(a)           General.  The provisions of this Section 2.3 will apply solely to Collaboration Compounds other than ATL 1102, VLA4 Compounds or Other VLA4 Compounds.

(i)            As provided herein, during the term of this Agreement, ATL will advance additional Collaboration Compounds through the various stages of an Active Program hereunder, i.e., from the research phase through preclinical and IND-enabling studies to human clinical studies and commercialization.  To maintain any Collaboration Compound in Active Development status, ATL must meet the Development Milestones for each such Collaboration Compound.

(ii)           The terms under which ISIS and ATL will collaborate to develop such additional Collaboration Compounds will be in accordance with the terms set forth herein.  Within 60 days of ATL’s providing written notice to ISIS that ATL has initiated IND enabling studies on a Collaboration Compound, ATL will prepare a mutually-agreed-upon Development Plan for that Collaboration Compound, with ISIS’ assistance, consistent with the terms of this Agreement.

(b)           [***] Studies.  While it is the intent of the parties that ATL will assume responsibility for all [***] activities with respect to Collaboration Compounds other than ATL 1102, VLA4 Compounds or Other VLA4 Compounds, ISIS will be available to assist with [***] other than ATL 1102, VLA4 Compounds and Other VLA4 Compounds, if requested to do so by ATL.  Should ATL request ISIS’ assistance in this regard, the parties will agree on terms pertaining to ISIS’ participation, which terms will be included in the Development Plan referenced in (a).  With the possible exception of an [***] Collaboration Compound, ISIS will not be requested to participate in the [***].

2.4          Annual Reports.

ATL will provide ISIS with an annual written report describing all activities performed by the parties and the results achieved during the relevant year with respect to each Collaboration Compound in Active Development hereunder including, without limitation, ATL 1102, VLA4 Compounds and Other VLA4 Compounds.  Each such report will include details regarding the stage of development a Collaboration Compound has reached within an Active Program including, without limitation, what Development Milestones (if applicable) have been achieved.

To the extent that it is feasible to do so, ATL will also include the projected goals and Development Milestones it anticipates achieving during the coming year with respect to such Collaboration Compound in each such report.  Notwithstanding the foregoing, ISIS acknowledges that ATL will not necessarily have access to all information regarding activities conducted by Teva and that this Section 2.4 only obligates ATL to report to ISIS with respect to information known to ATL.

2.5          Commercialization.

(a)           General.  ATL will use commercially reasonable efforts to bring Products into commercial use as quickly as is reasonably possible, in a manner designed to maximize the commercial potential of such Products worldwide.  ATL will use commercially reasonable efforts to Manufacture, market, promote, distribute, and sell the Product on a worldwide basis.  ATL will provide resources and expend funds in connection with such activities in a manner and to an extent comparable to the efforts of similar companies that manufacture, market, and sell pharmaceutical products of similar commercial potential at a similar stage of the product life cycle.

(b)           Product Plan.

(i)            ATL.  Except as set forth in subsection (ii) below, prior to the launch of any Product, ATL will prepare a global integrated Product plan outlining the key aspects of market launch and commercialization (the “Integrated Product Plan” or “IPP”).  Each IPP will be updated annually in accordance with ATL’s internal planning and budgeting process.  ATL will provide ISIS a copy of the final draft of each IPP (original and updates) for each Major Market.  Each IPP will also include appropriate milestones and the dates upon which such milestones must be met by ATL.

(ii)           Teva and Other Sublicensees.  If a Sublicensee of ATL (including Teva) bears primary responsibility for commercialization of any Product in one or more Major Markets, then ATL need not prepare an IPP covering such Product in such Major Market(s) and any other territory in which such Sublicensee has primary commercialization responsibility (collectively, the “Sublicensee Market”); provided, however, that:

(A)          the sublicense agreement between ATL and such Sublicensee will require that, prior to the launch of any Product, such Sublicensee will prepare a written plan outlining the key aspects of market launch and commercialization of such Product in the Sublicensee Market (a “Sublicensee Product Plan” or “SPP”), which will be updated at least annually;

(B)           ATL will provide ISIS with true and complete copies of each SPP and update thereto that ATL receives, whether in draft or final form, promptly following receipt thereof from the Sublicensee; and

(C)           the sublicense agreement between ATL and such Sublicensee will expressly provide that (1) ATL is permitted to transmit copies of all SPPs and updates thereto to ISIS; (2) [***] (3) such Sublicensee will [***]

(c)           Commercialization by Sublicensees.  If a Sublicensee of ATL bears primary responsibility for commercialization of any Product in the applicable Sublicensee Market, the sublicense agreement will require that such Sublicensee will use commercially reasonable efforts to Manufacture, market, promote, distribute, and sell the Product in such Sublicensee Market and will require that the Sublicensee provide resources and expend funds in connection with such activities in a manner and to an extent comparable to the efforts of similar companies that manufacture, market, and sell pharmaceutical products of similar commercial potential at a similar stage of the product life cycle.  Consistent with Section 4.3 below, if ATL elects to meet any of its responsibilities and obligations under this Section via sublicense agreements, ATL will ensure that such agreements are subject to and will be consistent with the terms and conditions of this Agreement including, without limitation, the provisions of this Section.

(d)           Failure to Meet Diligence Obligations.  If ATL or a Sublicensee of ATL anticipates any difficulty in meeting its commercialization obligations under this Section including, without limitation, the milestones set forth in the IPP, ATL or its Sublicensee will provide ISIS with prompt notice thereof, in order that the parties may endeavor to work out an appropriate and acceptable resolution prior to pursuing other remedies hereunder.

(e)           Acknowledgment Regarding Teva Sublicense.  ISIS acknowledges and agrees that the Teva Sublicense, in the form provided to ISIS on the Amendment Date, satisfies the requirements of this Section 2.5 applicable to sublicense agreements between ATL and Sublicensees.

2.6          Effect of Change of Control and Competing Products

(a)           Change of Control of ATL: ISIS acknowledges and agrees that, notwithstanding anything else in this Agreement, if a Change of Control of ATL in which the Third Party acquiring control of ATL or its assets relating to VLA4 Products is a [***], then:

(i)            ATL will procure that Teva’s reports regarding any development plan, commercialization plan or SPP relating to VLA4 Products will be provided by Teva directly to ISIS; and

(ii)           for so long as Teva provides such reports, ATL will not be required to separately provide to ISIS annual reports and other information relating to the development and commercialization of VLA4 Products.

(b)           Change of Control of ISIS.  Notwithstanding anything contained herein to the contrary, in the event of a Change of Control of ISIS in which [***] then:

(i)            ISIS (or the successor entity) will not be allowed to [***] and

(ii)           ATL will not be required to provide to ISIS (or the successor entity) with any [***], other than (A) reports and information required to be made available under Sections 5.6 and 5.8 of this Agreement and (B) summary annual reports regarding Teva’s development and commercialization activities with respect to VLA4 Products in sufficient detail to allow ISIS to ascertain ATL’s compliance with its diligence obligations under this Agreement.

(c)           Competing products:  ISIS acknowledges and agrees that if ATL Exploits a product that is [***], then:

(i)            ATL will procure that Teva’s reports regarding any development plan, commercialization plan or SPP relating to VLA4 Products will be provided by Teva directly to ISIS; and

(ii)           for so long as Teva provides such reports, ATL will not be required to separately provide to ISIS annual reports and other information relating to the development and commercialization of VLA4 Products.

ARTICLE 3

COLLABORATIVE RESEARCH PROGRAM

3.1          General; Collaboration Term.

(a)           ATL and ISIS will work together under the Collaborative Research Program described herein and as further detailed in the Collaborative Research Plan, as described in Section 3.2, to discover and develop antisense therapeutics.  The parties will collaborate to assess Research Targets that may be important in the prevention or treatment of a disease or condition, consistent with Sections 3.2 - 3.5.  If contracted by ATL, ISIS will discover and design antisense oligonucleotides to modulate the Research Targets as provided in Section 3.6 and will provide them to ATL.  Also, if contracted by ATL, ISIS will evaluate the antisense oligonucleotides in various functional assays.  ATL will perform in vitro and in vivo studies utilizing the antisense oligonucleotides provided by ISIS.  It is the intent of the parties that Collaboration Compounds will be identified during the Collaboration Term and that pursuant to Active Programs hereunder, such Collaboration Compounds will progress through research and preclinical development, meeting the relevant Development Milestones (see Exhibit 1, Section 1.2), and will each become the focus of a Development Plan hereunder, except as expressly set forth in Section 2.2(b) hereof.

(b)           The Collaboration Term will begin on the Effective Date and will continue until December 21, 2008, unless earlier terminated due to termination of the Agreement under Sections 12.2 or 12.3, or unless terminated or extended upon mutual agreement of the parties.

3.2          Joint Research Committee.

(a)           The parties have established a Joint Research Committee of 4 people, consisting of 2 representatives nominated by each party, to facilitate the research collaboration called for herein.  Each party will designate a representative as a project leader to serve as the principal contact person for that party.  The parties may agree to add additional members to the JRC, as long as equal representation is maintained.  As ISIS’ participation will largely be to [***] will designate one of its representatives as chairman of the JRC. In the event of a tied vote, [***] will have the tie-breaking vote.

(b)           During the Collaboration Term, the JRC will be the primary vehicle for interaction between the parties with respect to the collaborative research conducted hereunder.  The JRC will be responsible for preparing an annual budget and plan for the collaborative research activities to be conducted during each year of the Collaborative Research Program (the “Collaborative Research Plan”) and for managing that program.  The JRC will be responsible for updating the Collaborative Research Plan as needed and will also be responsible for prioritizing work contracted to ISIS under Section 3.6.

(c)           The JRC will meet as needed during the Collaboration Term.  Meetings will be via teleconference or videoconference, or as the parties may otherwise agree.  The JRC will review the progress of the activities carried out under the Collaborative Research Program and will consider and decide on proposed modifications to the strategy and goals of that program.  The frequency, dates and times of all meetings will be mutually agreed upon by the parties.  At its first meeting the JRC will determine such procedures as it will reasonably require to conduct its business.

3.3          Research Targets: General.

As noted above, ATL and ISIS will collaborate to assess Research Targets that may be important in the prevention or treatment of a disease or condition.

3.4          Research Targets: Designation.

(a)           The collaborative research hereunder will be focused on specific gene targets thought to be attractive for the development of antisense drugs.  ATL will choose targets in accordance with the provisions of this Section 3.4 as the basis for its antisense drug discovery efforts.  ATL commits to use commercially reasonable efforts to conduct research and drug discovery activities with respect to each Research Target to maximize its commercial value.

(b)           Exhibit 3.4 hereto contains a list of the targets that are the object of Licenses to Research as of the Amendment Date (the “Research Targets”), as well as [***] Research Targets listed on Exhibit 3.4 that are [***] Targets are listed in Section B, and all other Research Targets are listed in Section A of Exhibit 3.4.  During the Collaboration Term, targets may be added to and removed from Exhibit 3.4 in accordance with the terms of this Section and Section 3.5.

3.5          Research Targets: Selection, Removal, Replacement and Approval Process.

(a)           Exhibit 3.4 lists the Research Targets agreed upon by the parties as of the Amendment Date.  ATL warrants and represents that if it has not provided ISIS with the nucleic acid sequences for the corresponding human genes for any of the Research Targets listed in Exhibit 3.4 by the Amendment Date, it will do so promptly thereafter.  Consistent with the terms of this Agreement, ISIS will have no obligation to conduct any activities with respect to such Research Targets until the required materials, information and/or payments (if applicable) have been submitted to ISIS by ATL.  The addition of new Research Targets to the list in Exhibit 3.4 is at ISIS’ sole discretion.

(b)           If ATL wishes to designate a new Research Target, it will provide ISIS with written notice of the target it wishes to add to the list set forth in Exhibit 3.4.  Such written notice will include the gene name, the NCBI accession number or nucleic acid sequence, and one or more mammalian cell lines that express the Research Target.  ISIS will not, and is not required to, accept a proposed Research Target without such information.  In addition, ATL will inform ISIS of whether or not to the best of ATL’s knowledge the proposed target is in the public domain or is proprietary to a Third Party.

(i)            ATL will not propose a target for consideration as a possible Research Target if [***].

(ii)           If ATL proposes a target that is [***], but ATL is able to provide ISIS with [***] the proposed target, ATL will also provide ISIS with a copy of any [***]  ATL also warrants that any [***] required to be made to a Third Party in order to [***] activities in support of the Collaborative Research Program will be the sole responsibility of ATL. For the purpose of this Section, Third Party restrictions do not include [***].

(iii)          If a target proposed by ATL is subject to an ISIS drug discovery and development program or a contractual obligation of ISIS to a Third Party with respect to that target, then the proposed target will not be approved as a Research Target hereunder.

(c)           Within [***] days after receipt of the ATL notice under subsection (b), ISIS will notify ATL, in writing, of its decision either to approve or to reject a proposed target.

(i)            If a proposed target is not approved as a Research Target, the notice provided by ISIS will advise ATL of the reason(s) the target was not approved, and ATL will be invited to submit a different proposed target for consideration.

(ii)           If a proposed target is approved as a Research Target, ISIS’ notice to ATL will indicate this and will also indicate whether or not the new Research Target is a [***] Target.  ISIS will add the Research Target to the list in Exhibit 3.4 (as well as the nucleic acid sequence of the gene) and will provide ATL with an amended copy of Exhibit 3.4.  If ISIS has [***], ISIS will add that information to Exhibit 3.4 and will provide ATL with a copy of the amended exhibit.

(iii)          Upon receipt of written notice from ISIS that a proposed target has been approved as a Research Target and added to Exhibit 3.4, ATL will begin Active Development of such Research Target, consistent with the terms of this Agreement.

(d)           After the Effective Date, Research Targets may be removed from the list in Exhibit 3.4 as follows.

(i)            If ATL wishes to remove a Research Target from the approved list in Exhibit 3.4, it will provide ISIS with prompt written notice of its election to do so.  Upon ISIS’ receipt of such notice, it will remove the Research Target from the list.

(ii)           Upon receipt of notice at any time during the term of this Agreement that a Research Target is no longer in Active Development, ISIS will remove the target from the list set forth in Exhibit 3.4 and will provide ATL with prompt written notice of same.

(iii)          The License to Research or License to Exploit applicable to any Research Target removed pursuant to (i) or (ii) herein (each an “Abandoned Research Target”) will immediately terminate, consistent with the provisions of Sections 4.1 or 4.2, as applicable.  Notwithstanding the foregoing, an Abandoned Research Target may still bear royalty or other payment obligations, as described in Sections 5.1 – 5.3 herein.

(iv)          Once a target has been removed from the list of Research Targets, Exhibit 3.4 will be amended to delete such target and a copy of amended Exhibit 3.4 will be sent to ATL by ISIS.

(v)           Upon termination of a License to Research or a License to Exploit for any reason, a Research Target will be automatically removed from Exhibit 3.4 and will thereafter be considered an Abandoned Research Target.

(e)           At no time during the term of this Agreement or the Collaboration Term will there be any more than [***] designated Research Targets.  ATL may not substitute more than [***] Research Targets in any year during the Collaboration Term.

3.6          Discovery and Evaluation of Antisense Inhibitors.

(a)           Research Services.  During the Collaboration Term, ATL may request from time to time that ISIS perform Research Services with respect to one or more Research Targets.  If ISIS agrees to provide any requested Research Services to ATL, such Research Services will be described in a written work plan to be negotiated in good faith by the parties, which would include the compensation to be made by ATL for such Research Services.  ATL will be responsible for conducting further in in vitro and in vivo studies of Antisense Inhibitors provided by ISIS as a result of such Research Services.  The number, quantity and price of Antisense Inhibitors to be provided by ISIS to ATL for use in such studies will be set forth in the applicable work plan.  If ATL requests additional quantities of any such Antisense Inhibitor, the terms of supply will be mutually agreed upon by the parties in writing.  The ownership and use of all materials, including Antisense Inhibitors, and of all data and information generated as a result of services provided to ATL by ISIS pursuant to this Agreement is governed by the provisions of Article 6.  There will be no minimum or maximum amount of Research Services that ATL is obligated or entitled to request or ISIS is obligated or entitled to provide.

(b)           Project Coordinators.  ATL and ISIS will each select one employee to serve as the Project Coordinator for that party, with respect to services to be performed under Section 3.6(a).  The Project Coordinators will facilitate the selection, prioritization, removal and replacement of Research Targets.  The Project Coordinators will each have appropriate technical credentials, knowledge and ongoing familiarity with the foregoing activities.  The Project Coordinators will meet on an as-needed basis via teleconference or videoconference, at times mutually agreed upon by the parties.  Decisions of the Project Coordinators will be unanimous.  If the Project Coordinators cannot agree on an issue, the issue will be submitted to the JRC for resolution.

3.7          Other Collaborative Research Program-Related Activities.

(a)           During the Collaboration Term, ISIS will provide ATL with reasonable amounts of preclinical and research advice free of charge (phone consultation or visit at ISIS only) in support of any Active Program hereunder that involves a Collaboration Compound made using ISIS Standard Chemistry for which a License to Research exists.

(b)           If ATL requests additional amounts or types of consulting support or training not specified above in this Article 3 and if ISIS agrees to provide such support or training, the parties will negotiate appropriate terms including, without limitation, the scope, timing, duration and cost of such support or training, in good faith.

ARTICLE 4

LICENSE GRANTS AND OTHER RIGHTS

4.0          License Term.  As used herein, “License Term” means the term beginning on the Effective Date and ending on the date on which all obligations to pay royalties hereunder have expired.

4.1          Licenses to Research.  A License to Research is a license to perform research and development activities relating to a Research Target until the filing of an NDA or non-US equivalent on a Product that modulates such Research Target.

(a)           License Grant.

(i)            For each Research Target, ISIS will grant to ATL and its Affiliates when ATL takes a License to Research, an exclusive, worldwide license under the ISIS Core Technology Patent Rights, the ISIS Formulation Patent Rights, the Manufacturing Patent Rights, the Research Target Patent Rights and the Third Party Patent Rights solely to conduct research and clinical development for all human indications for Collaboration Compounds that modulate such Research Target.

For Collaboration Compounds that modulate Dermatology Targets, the license is limited to topical dermatological indications only.  These rights will only be sublicensable as explicitly provided in Section 4.3.  The license grant described hereunder will commence automatically on grant of the License to Research and will terminate upon termination of the corresponding License to Research.

(ii)           For each Research Target, ISIS will grant to ATL and its Affiliates when ATL takes a License to Research, a nonexclusive, worldwide license under the Research Target Patent Rights, the ISIS C5-Propyne Patent Rights, and the ISIS Formulation Patent Rights solely to conduct research and clinical development for all therapeutic and cosmetic applications for Research Target Compounds that modulate such Research Target.  For Research Target Compounds that modulate Dermatology Targets, the license is limited to topical dermatological indications only.  These rights will only be sublicensable as explicitly provided in Section 4.3.  The license granted hereunder will commence automatically on grant of the License to Research and will not terminate upon termination of the corresponding License to Research.

(b)           As of the Amendment Date, ISIS grants to ATL a License to Research with respect to each Research Target listed in Exhibit 3.4.  ATL will receive additional Licenses to Research with respect to Research Targets when added to Exhibit 3.4.  Licenses to Research may only be obtained during the Collaboration Term.  No License to Research will be granted to ATL on any Research Target after the Collaboration Term ends.

(c)           [***].

(d)           ATL may terminate a License to Research with respect to a Research Target for any reason, at any time during the term of this Agreement, by providing ISIS with written notice that the Research Target is being removed from Exhibit 3.4.

(e)           With the exception of the License to Research applicable to ATL 1102, VLA4 Compounds and Other VLA4 Compounds, which is governed by the provisions of subsections (f) and (g) below, if a Research Target is no longer part of an Active Program, ISIS may terminate the License to Research applicable to that Research Target at any time during the term of this Agreement upon written notice to ATL.

(f)            Once ATL has elected and obtained [***] Licenses to Exploit pursuant to Section 4.2, all remaining Licenses to Research will immediately terminate, and all rights to the remaining Research Targets licensed to ATL will revert to ISIS; provided, however, that the licenses granted pursuant to Section 4.1(a)(ii) will remain in effect.

(g)           ISIS will provide ATL with a semiannual report summarizing the status of Research Target Patent Rights subject to a License to Research hereunder and will include updates to any Exhibits that are affected.

4.2          Licenses to Exploit.  A License to Exploit is a license to perform research, development and commercialization activities on, and otherwise Exploit, Products that modulate a Research Target.

(a)           ISIS grants ATL the option to convert any active License to Research hereunder into a License to Exploit, as set out below.  Notwithstanding the foregoing, ATL may convert not more than [***] Licenses to Research into Licenses to Exploit, and each License to Exploit must be requested by ATL prior to the filing of an NDA (or non-US equivalent) for the relevant Research Target.  The option to convert Licenses to Research to Licenses to Exploit expires [***] years after the end of the Collaboration Term.

(b)           If ATL elects to convert a License to Research into a License to Exploit, ATL will provide ISIS with written notice effecting the exercise of the option, which will identify the particular Research Target to which the License to Research applies and will include written verification that all applicable milestones and obligations of ATL with respect to that Research Target have been timely met.  Upon ISIS’ receipt of such written notice, ISIS will have [***] days to object if it believes that ATL has not timely met all applicable milestones and obligations with respect to that Research Target.  At the end of such [***]-day period, the License to Exploit will be granted with respect to the relevant Research Target if ISIS has not objected.  [***].

(c)           License Grants and Assignments.

(i)            VLA4 Compounds and Other VLA4 Compounds.

(A)          Subject to the terms and conditions of this Agreement, effective as of the Amendment Date, ISIS hereby grants to ATL an exclusive, worldwide license under the ISIS Core Technology Patent Rights, the ISIS Formulation Patent Rights, the Manufacturing Patent Rights, the Research Target Patent Rights (other than the VLA4 Compound Patent Rights, which are covered by Section 4.2(c)(i)(C) below) and the Third Party Patent Rights solely to  Exploit ATL 1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products for all human indications.  These rights will only be sublicensable as explicitly provided in Section 4.3.  This license will terminate only in accordance with Section 12.2 hereof.

(B)           Subject to the terms and conditions of this Agreement, effective as of the Amendment Date, ISIS hereby grants to ATL a nonexclusive worldwide license under the ISIS [***] and the ISIS Formulation Patent Rights  to Exploit ATL1102, Other VLA4 Compounds and VLA4 Products for all human indications.  These rights will only be sublicensable as explicitly provided in Section 4.3.  This license will terminate only in accordance with Section 12.2 hereof.

(C)           Subject to the terms and conditions of this Agreement (including, without limitation, Section 4.8(c) hereof), effective as of the Amendment Date, ISIS hereby assigns to ATL all of ISIS’ right, title and interest in and to the VLA4 Compound Patent Rights.  ISIS agrees to execute all assignment and other documents, testify and take all other actions reasonably necessary or appropriate to transfer, effect, confirm, perfect, record, preserve, protect and enforce ATL’s right, title and interest in the  VLA4

Compound Patent Rights throughout the world, at the reasonable request and expense (to the extent of any out-of-pocket costs incurred by ISIS) of ATL.  ATL covenants not to sell, transfer or assign any of the  VLA4 Compound Patent Rights to any Affiliate or Third Party, except in connection with a permitted assignment by ATL of this Agreement and ATL’s rights and obligations hereunder to an Affiliate or Third Party in accordance with Section 16.2.

(D)          Isis hereby covenants that for so long as the licenses granted in Sections 4.2(c)(i)(A) and 4.2(c)(i)(B) above remain in effect, Isis will not [***] with respect to [***] however, if a VLA4 Product has not [***] (or such later date as is mutually agreed by the parties), then [***] will terminate as of such date.

(ii)           Other Research Targets and Collaboration Compounds.

(A)          For each Research Target (other than CD49d) for which a License to Exploit is granted ISIS will grant to ATL an exclusive, worldwide license under the ISIS Core Technology Patent Rights, the ISIS Formulation Patent Rights, the Manufacturing Patent Rights, the Research Target Patent Rights and the Third Party Patent Rights solely to develop, make, have made, use, sell, have sold, offer for sale and import Collaboration Compound Products that modulate such Research Target for all therapeutic and cosmetic applications.  For Collaboration Compound Products that modulate [***], the license is limited to [***] only.  These rights will only be sublicensable as explicitly provided in Section 4.3.  This license will commence automatically on grant of the corresponding License to Exploit and will terminate upon termination of the corresponding License to Exploit.

(B)           For each Research Target (other than CD49d) for which a License to Exploit is granted ISIS will grant to ATL a nonexclusive worldwide license under the [***] and the [***] solely to develop, make, have made, use, sell, have sold, offer for sale and import Research Target Compound Products for all therapeutic and cosmetic applications.  For Research Target Compound Products that modulate [***], the license is limited to [***] only.  These rights will only be sublicensable as explicitly provided in Section 4.3.  This license will commence automatically on grant of the corresponding License to Exploit and will not terminate upon termination of the corresponding License to Exploit.

(d)           No substitutions may be made on Licenses to Exploit.  Once a License to Exploit has been taken with respect to a Research Target, a different Research Target may not be substituted thereunder.

(e)           Subject to the terms and conditions of the Teva Sublicense, ATL may terminate a License to Exploit with respect to a Research Target, for any reason, at any time during the term of this Agreement, by providing ISIS with written notice.

(f)            The party bearing primary responsibility for the prosecution, maintenance and defense of any Research Target Patent Rights pursuant to Article 8 herein will provide the other party hereto with a semiannual report summarizing the status of Research Target Patent Rights subject to a License to Exploit hereunder for which such party is responsible and will include updates to any Exhibits listing rights in any Patents licensed hereunder that are affected, if appropriate.

4.3          Sublicenses Under ISIS Patent Rights and Third Party Patent Rights.

(a)           Any sublicense granted by ATL and its Affiliates under this Agreement is subject to and will be consistent with the terms and conditions of this Agreement and with the terms of the agreements pursuant to which ISIS obtained its rights in Third Party Patent Rights.  The grant of any such sublicense hereunder will not relieve ATL or its Affiliates of its obligations under this Agreement.  ATL will promptly provide ISIS with copies of all sublicenses granted by ATL or its Affiliates (including, without limitation, the Teva Sublicense), as well as Sublicensee contact information.

(b)           Subject to the terms and conditions of this Agreement and during the License Term, ATL and its Affiliates will have the right to grant sublicenses (each an “ATL Sublicense”) under the licenses from ISIS set forth in Sections 4.1 and 4.2 to Third Parties as follows.

(i)            Teva Sublicense.

(A)          ATL may enter into the Teva Sublicense, in the form provided to ISIS on the Amendment Date.

(1)           ATL hereby covenants that, except with ISIS’ prior written consent, ATL will not amend the Teva Sublicense in any manner that would (a) conflict with this Agreement, (b) expand the scope of the sublicense granted to Teva under ATL’s rights hereunder to include any compound or product other than ATL 1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products; (c) diminish any rights of ATL thereunder that would result in any direct or indirect diminution of ISIS’ rights under this Agreement, or (d) diminish any rights expressly conferred upon ISIS under the Teva Sublicense.  ATL will obtain the written covenant of Teva not to amend the Teva Sublicense in any of the foregoing ways.

(2)           Each party to this Agreement hereby covenants that, except with Teva’s prior written consent, such party will not amend this Agreement in any manner that would (a) diminish any rights of ATL hereunder that would result in any direct or indirect diminution of Teva’s rights under the Teva Sublicense, (b) diminish any rights expressly conferred upon Teva under this

Agreement, or (c) directly or indirectly impose any additional financial or other obligations upon Teva beyond those specified in the Teva Sublicense.

(B)           ATL and its Affiliates acknowledge and agree that: (1) the sublicense granted to Teva under the ISIS Core Technology Patent Rights, the ISIS Formulation Patent Rights, the Manufacturing Patent Rights, and the Third Party Patent Rights may be practiced solely for  Exploiting the ATL 1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products for all human indications; and (2) any further sublicense granted by Teva (or any of its sublicensees) to another Third Party under any of the foregoing Patent Rights will be subject to the restriction set forth in the preceding clause (1).  ATL will obtain the foregoing written acknowledgment and agreement from each Sublicensee (including Teva).

(C)           In the event of a material default by Teva under the Teva Sublicense, ATL will promptly inform ISIS in writing and take commercially reasonable efforts to cause Teva to cure the default.  Alternatively, ATL will have the right to cure such default on Teva’s behalf.  If ATL elects to cure such default on Teva’s behalf, ATL will promptly provide to ISIS a written plan outlining the steps ATL will undertake in order to cure such default, including ATL’s good faith estimate of the period of time for ATL to do so.  If Teva does not timely cure such material default and ATL does not elect to cure such default on Teva’s behalf (or elects to cure such default but does not timely comply with the written cure plan described above), ATL will terminate the Teva Sublicense.

(D)          In the event of a material default by ATL under this Agreement that relates to CD49d, ATL 1102 or any VLA4 Compounds, Other VLA4 Compounds or  VLA4 Product (including, without limitation, any fundamental breach of this Agreement by ATL with respect to which ISIS provides written notice to ATL under Section 12.2), ISIS will promptly inform Teva in writing (in accordance with the notice provisions of the Teva/ISIS Agreements), and the parties agree that Teva will have the right to cure such default on ATL’s behalf.

(E)           If Teva wishes to have ISIS generate any Other VLA4 Compound, ISIS will be not obligated to generate any such Other VLA4 Compound unless and until Teva and ISIS mutually agree in writing upon a research plan specifically describing the activities to be undertaken by ISIS, including the amounts to be reimbursed by Teva to ISIS for performing such activities.  In addition, to the extent that ATL has the right to develop and commercialize any Other VLA4 Compound, ATL may request that ISIS generate such Other VLA4 Compound in accordance with Section 3.6 hereof.

(F)           ATL acknowledges and agrees that this Agreement does not grant to ATL any license or right under ISIS Patent Rights to develop, make, have made, use, sell, have sold, offer for sale or import any [***].  ATL further acknowledges and agrees that if Teva wishes to have ISIS generate any [***], ISIS will be not obligated to generate any such [***] Compound unless and until: (i) Teva and ISIS mutually agree in writing upon a research plan specifically describing the activities to be undertaken by ISIS, including the amounts to be reimbursed by Teva to ISIS for performing such activities; (ii) TEVA and ISIS mutually agree in writing upon license terms [***] with respect to products utilizing the [***]; and (iii) only if and to the extent such [***](s) is(are) within the scope of the license(s) granted by ISIS to ATL hereunder, ATL and ISIS mutually agree in writing upon the [***] would be payable by ISIS to ATL with respect to products developed utilizing such [***].

(ii)           Other ATL Sublicenses.

(A)          In addition to ATL’s right to grant the Teva Sublicense, ATL and its Affiliates may grant an ATL Sublicense to a Third Party collaborator under the Research Target Patent Rights solely for the purpose of enabling such Third Party to collaborate with ATL on bona fide research, development and commercialization work on a Research Target Compound and, after such collaborative work, to make, have made, use, offer for sale and sell a Product containing such Research Target Compound.

(B)           ATL and its Affiliates may grant an ATL Sublicense to a Third Party collaborator under the ISIS Core Technology Patent Rights, the ISIS Formulation Patent Rights, the Manufacturing Patent Rights, the Research Target Patent Rights and the Third Party Patent Rights solely for the purpose of making, developing or using a Collaboration Compound or making, having made, using, developing, offering for sale or selling a Collaboration Compound Product.

(C)           In the event of a material default by any Sublicensee under an ATL Sublicense, ATL will inform ISIS and take commercially reasonable efforts to cause the Sublicensee to cure the default or will terminate the ATL Sublicense.  ATL will specifically state that ISIS is a third party beneficiary in any ATL Sublicense(s) hereunder.

4.4          Maximum Number of Licenses.

Not more than [***] Licenses to Research or Licenses to Exploit (including such licenses with respect to CD49d) may be in existence at any time during the term of this Agreement.  Each such license is to a discrete Research Target.

4.5          Right of First Refusal.

(a)           During the term of this Agreement, if ATL is approached by a Third Party regarding, or elects to offer to a Third Party, the opportunity to collaborate on the development of a compound that modulates a Research Target other than IGF-1R, ATL will provide written notice of same to ISIS. Such notice will include information identical to that presented by ATL to a Third Party including, at a minimum, (i) information possessed and disclosable by ATL that supports the development of such a compound and is reasonably necessary for ISIS to assess the commercial potential of such compound; and (ii) a proposal that ATL would be prepared to accept.  Within [***] days of receipt of such notice, ISIS will provide written notice to ATL indicating whether it is interested in negotiating with ATL to obtain the rights to develop and commercialize such compound with ATL.

(b)           If ISIS fails to respond to ATL’s notification within [***] days or indicates that it is not interested in developing and commercializing such compound with ATL, ATL will thereafter be free to enter into discussions with one or more Third Parties regarding the development and commercialization of such compound.

(c)           If ISIS timely indicates its interest in obtaining such rights to develop and commercialize such compound with ATL, the parties will negotiate in good faith the terms of a separate development and commercialization agreement, which terms will be commercially reasonable, including without limitation license fees, milestone payments, and royalties, during the period up to [***] days following receipt of ISIS’ notice.  If the parties are unable to execute such an agreement within such time period, despite good faith negotiations by each party, ATL will thereafter be free to develop and commercialize such compound with one or more Third Parties, provided that the terms offered to such Third Party include financial terms that are no more favorable than those offered to ISIS.

(d)           Notwithstanding the foregoing, this Section 4.5 will not apply to the Teva Sublicense.

4.6          Rights Retained by ISIS.

ISIS will retain the right to practice under all patent rights licensed to ATL hereunder as necessary to carry out ISIS’ obligations under this Agreement and the Teva/ISIS Agreements, and for any purpose other than  Exploiting the Collaboration Compound Products, except as provided otherwise herein.  ATL will not practice any of the patent rights licensed to ATL hereunder other than as expressly licensed in this Article 4.

4.7          Access to Additional Technology.

(a)           If, after the Effective Date and during the Collaboration Term, ISIS comes to own, or acquires a license with the right to grant sublicenses thereunder, any new or additional ISIS Core Technology Patent Rights or Manufacturing Patent Rights, and ATL desires access to such rights, ISIS agrees to negotiate in good faith with ATL regarding such access, provided that any licenses or sublicenses from ISIS to ATL under such Patents pursuant to Sections 4.1 and 4.2 are conditioned on ATL’s agreement (i) to pay, on a flow-through basis, any royalties, milestones or other financial obligations owed to ISIS’

licensor arising from a license or sublicense grant to ATL and the practice under such license or sublicense by ATL, its Affiliates or Sublicensees; and (ii) to abide by all terms of the agreement under which a Third Party license is granted to ISIS.

(b)           If, after the Effective Date and during the Collaboration Term, a change in the manufacturing process as a result of a change in the master batch records for ATL 1102 requires access of ATL to Manufacturing Patent Rights that were not practiced in the manufacture of the ATL 1102 API prior to such change, and if ISIS has obtained ownership or control of such Manufacturing Patent Rights by way of a license from or via collaboration with a Third Party, then any license or sublicense granted to ATL under such Manufacturing Patent Rights is conditioned on the prior agreement to be negotiated in good faith by the parties regarding (i) the assumption by ATL of all financial obligations owed to such Third Party arising from the grant of a license or sublicense to ATL and the practice under such license or sublicense by ATL, its Affiliates or Sublicensees; (ii) the payment to ISIS of an equitable portion of acquisition costs incurred by ISIS; and (iii) an agreement by ATL to abide by all terms of the agreement under which such Manufacturing Patent Rights were acquired, if applicable.

4.8          Effect of Termination of Licenses to Research and Licenses to Exploit.

(a)           Return of ISIS-Provided Information.  Upon termination of any License to Research or License to Exploit applicable to a Collaboration Compound or Collaboration Compound Product (including, without limitation, ATL 1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products), ATL will promptly return to ISIS, at no cost to ISIS, all information and materials provided to ATL by ISIS relating to such Collaboration Compound or Collaboration Compound Product.

(b)           Return of API.  Upon termination of any License to Research or License to Exploit applicable to a Collaboration Compound or Collaboration Compound Product (including, without limitation, ATL 1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products), ATL will promptly, subject [***] to ISIS all quantities of such Collaboration Compound API provided by ISIS that have not been used.

(c)           Assignment Back to ISIS of VLA4 Compound Patent Rights.  Upon termination of the License to Exploit ATL 1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products, ATL will promptly assign to ISIS all of ATL’s right, title and interest in and to the VLA4 Compound Patent Rights.  In connection therewith, ATL agrees to promptly execute all assignment and other documents, testify and take all other actions reasonably necessary or appropriate to transfer, effect, confirm, perfect, record, preserve, protect and enforce ISIS’ right, title and interest in the VLA4 Compound Patent Rights throughout the world, at the reasonable request and expense (to the extent of any out-of-pocket costs incurred by ATL) of ISIS.

(d)           Transition Plan for Research Targets Other Than CD49d.  If a License to Research or License to Exploit, other than any such license with respect to ATL 1102, VLA4 Compounds and Other VLA4 Compounds and VLA4 Products, is terminated for any reason, promptly upon any such termination, the parties will prepare a transition plan to ensure the seamless transition of any clinical studies and distribution and sales activities relating to any Antisense Inhibitor, Collaboration Compound, and/or Collaboration Compound Product from ATL to ISIS.  In addition, ATL will provide ISIS with any and all data relating to such Antisense Inhibitor, Collaboration Compound, Product using ISIS Standard Chemistry and/or to any ISIS Patent Rights relating to any Research Target that are in ATL’s possession or control.

(e)           Independently-Generated Information.  Upon termination of any License to Research or License to Exploit applicable to a Collaboration Compound or Collaboration Compound Product (including, without limitation, ATL1102, VLA4 Compound, Other VLA4 Compounds and VLA4 Products), ATL will promptly assign and transfer to ISIS all information and materials (including, without limitation, preclinical and clinical data, regulatory submissions and Patents) relating to such Collaboration Compound or Collaboration Compound Product that were independently generated by ATL or any of its Affiliates, contractors and Sublicensees (collectively, “Independently-Generated Information”), excluding any such information independently generated by a Sublicensee (including Teva) that ATL is prohibited from providing to ISIS.  ATL will obtain the written agreement of each Sublicensee (including Teva) to comply with the provisions of this Section 4.8(e).  With respect to Independently-Generated Information provided to ISIS in the event of termination of a License to Research or License to Exploit, ISIS will compensate ATL as follows:

(1)           If such termination occurs before the [***] of the Collaboration Compound or Collaboration Compound Product to which such Independently-Generated Information relates, ISIS or its Sublicensees will pay to ATL [***] using such Independently-Generated Information, for [***].

(2)           If such termination occurs after the [***] of the Collaboration Compound or Collaboration Compound Product to which such Independently-Generated Information relates, ISIS or its Sublicensees will pay to ATL a [***] using such Independently-Generated Information, for [***].

(3)           Any reasonable out-of-pocket costs payable by ATL to Third Parties (excluding any Sublicensee or any further sublicensee of a Sublicensee) associated with the physical transfer of Independently-Generated Information to ISIS pursuant to this Section 4.8(e) (e.g., copying, shipping) will be borne by ISIS.

ARTICLE 5

ROYALTIES AND PAYMENTS

5.1          Minimum Royalties Payable to ISIS by ATL on Sales of Products by ATL or its Affiliates.

Subject to the terms and conditions of, and during the term of, this Agreement, ATL will pay to ISIS royalties on sales of Products by ATL or its Affiliates, according to the terms set forth below.

(a)           The minimum royalty payable to ISIS by ATL for sales of any VLA4 Product by ATL or its Affiliates is [***] of Net Sales for as long as there are issued and unexpired claims within the patent rights applicable to such VLA4 Product (including, without limitation, the VLA4 Compound Patent Rights) and [***] of Net Sales thereafter for the life of such VLA4 Product.

(b)           There is [***]for sales of any Product that contains a compound that modulates IGF-1R[***].

(c)           Except as otherwise provided above, the minimum royalty payable to ISIS for sales of any Product by ATL or its Affiliates comprising a compound that modulates a Research Target or Abandoned Research Target for which ISIS has not established efficacy in an animal model and has not conducted preclinical toxicology studies is [***] of Net Sales.  Such minimum royalty is due and payable for the life of the Product.

(d)           Except as otherwise provided above, the minimum royalty payable to ISIS by ATL for sales of any Product by ATL or its Affiliates for which ISIS has established efficacy in an animal model or has conducted preclinical toxicity studies will be negotiated in good faith by the parties on a case-by-case basis, but will not be less than [***] of Net Sales.

(e)           For Products under (a) or (c), in addition to any minimum royalties due under (a) or (c), the royalty payable to ISIS by ATL for sales of any Product by ATL or its Affiliates, the manufacture, use, sale, or importation of which would, but for the licenses granted hereunder, infringe an issued and unexpired claim under the ISIS Formulation Patent Rights is [***]

(f)            The minimum royalties payable as described in Sections 5.1 (a)-(e) are in addition to any royalties payable to ISIS for Third Party Patent Rights as set forth in Section 5.3 below.

5.2          Sublicense Income Payable to ISIS by ATL or its Affiliates on Products sold by Sublicensee(s).

Subject to the terms and conditions of, and during the term of, this Agreement, ATL or its Affiliates will pay to ISIS certain shares of Sublicense Income received by ATL or its Affiliates, according to the terms set forth hereinbelow.

(a)           The share of Sublicense Income payable to ISIS by ATL or its Affiliates on Sublicensee sales of a VLA4 Product is [***]

(b)           [***].

(c)           Except for VLA4 Products and products containing a compound that modulates IGF-1R, ATL will pay ISIS a [***] royalty on Net Sales of any Product by Sublicensee and [***] of Sublicense Income exclusive of royalties.  Such amounts are due and payable for the life of the Product.

(d)           In addition to amounts payable under (a) or (c), ATL will pay ISIS [***] of Sublicense Income for sales of Products by Sublicensees containing compounds that modulate a

Research Target other than IGF-1R and that that would, but for the licenses granted hereunder, infringe the ISIS Formulation Patent Rights.  Such amounts are due and payable for the term of issued and unexpired claims within the ISIS Formulation Patent Rights.

(e)           Except as otherwise provided above, the share of Sublicense Income payable to ISIS by ATL or its Affiliates for the license of rights to and/or sale of a Product for which ISIS has established efficacy in an animal model or has conducted preclinical studies will be negotiated in good faith by the parties, but will not be less than [***] of the Sublicense Income.

5.3          Royalties payable to ISIS for Third Party Patent Rights.

(a)           In addition to the royalties and other payments set forth in Sections 5.1 and 5.2, as of the Amendment Date, the following royalties (percentages of Net Sales) are payable to ISIS by ATL for sales of Products (including Products that modulate IGF-1R), whether sold by ATL, its Affiliates, or Sublicensees, the manufacture, use, sale, or import of which would, but for the licenses granted hereunder, infringe an issued and unexpired claim of the following patent rights on a Product by Product basis:

[***]

(b)           In addition to (a), for Collaboration Compound Products, including those that modulate IGF-1R, the manufacture, use, sale, or importation of which would, but for the licenses granted hereunder, [***].

(c)           [***] Third Party Royalty Obligations.  If, after the Amendment Date during the Collaboration Term, ISIS is successful in eliminating or reducing the requirement to pay a royalty under the Third Party license under which ISIS has obtained access to the [***], ISIS will so notify ATL. Thereafter, the royalty rate payable by ATL hereunder for the [***] will be [***]

5.4          Royalty Cap.

(a)           Should the royalty payable by ATL to ISIS pursuant to Sections 5.1 and 5.3 with respect to sales of a VLA4 Product exceed [***] of Net Sales, the total royalty ATL must pay ISIS for such VLA4 Product will be [***] of Net Sales.

(b)           Should the royalty payable by ATL to ISIS pursuant to Sections 5.1 and 5.3 with respect to sales of a Product other than a Product comprising a CD49d-modulating compound, exceed [***] of Net Sales, the total royalty ATL must pay ISIS for such Product will be [***] of Net Sales.

(c)           The foregoing royalty caps apply only to the royalty rates set forth in Sections 5.1 and 5.3 and thus do not apply to any new technology or patent rights acquired or accessed by ISIS after the Effective Date, as described in Sections 4.7 and 8.4 or to the royalties owed pursuant to Section 5.2.

5.5          Examples.

(a)           Example of Calculation of Royalty Rate for Sales of VLA4 Products by ATL or its Affiliates:

The royalty payable to ISIS for sales of VLA4 Product by ATL or its Affiliates (as a percentage of Net Sales) comprising non-topically-administered formulations of ATL 1102 is calculated as follows (assuming all relevant patent rights are issued and unexpired):

[***]

(b)           Example of Royalties and Sublicense Income Payable to ISIS by ATL or its Affiliates on Sales of VLA4 Products by Sublicensees:

[***]

5.6          Payment of Royalties and Income; Reports.

ATL will make royalty payments to ISIS for each Product sold during a Calendar Quarter within [***] days after the last day of that Calendar Quarter.  Each royalty payment will be preceded by a written report for that Calendar Quarter showing the calculation of Net Sales of the Product sold by ATL, its Affiliates and its Sublicensees worldwide during the quarterly reporting period and the calculation of the royalties and Sublicense Income payable under this Agreement, all on a country-by-country and Product-by-Product basis, which report will be delivered within 15 days of the last day of that Calendar Quarter.

5.7          Payment Modalities; Foreign Currency Conversion; Late Payment Charges.

(a)           Payments.  All payments to ISIS under this Agreement will be made in United States Dollars by bank wire transfer in next day available funds to such bank account in the United States designated in writing by ISIS from time to time.  All amounts payable to ISIS hereunder are noncreditable and nonrefundable.

(b)           Late Payments; Collections.  In the event that any payment, including royalty, milestone or research payments, due hereunder is not made when due, the payment will bear interest from the date due at the lesser of (i) [***] per month, compounded monthly, or (ii) the highest rate permitted by law; provided, however, that in no event will such rate exceed the maximum legal annual interest rate.  If ATL disputes the amount of an invoice presented by ISIS within [***] days of receipt of such invoice, the late fees will only apply to the correct amount as later determined or agreed.  The payment of such interest will not limit a party from exercising any other rights it may have as a consequence of the lateness of any payment.  In addition, ATL agrees to pay all costs of collection, including reasonable attorneys’ fees, incurred by ISIS in enforcing the payment obligations of ATL after a due date has passed under this Agreement.

(c)           Currency Conversion.  Net Sales outside the United States will first be determined in the currency of the country in which they are earned and must then be converted into an amount in United States dollars based on the average relevant rate of exchange throughout the then Calendar Quarter as reported in the Wall Street Journal (or if the Wall Street Journal ceases to be published, a comparable alternate publication agreed by the Parties).

5.8          Audits Requested by ISIS.

(a)           Upon the written request of ISIS, and not more than once in each calendar year, ATL will permit ISIS’ independent certified public accountant to have access during normal business hours to such of the records of ATL as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for the current year and the preceding 2 years prior to the date of such request.  The accounting firm will disclose to ISIS only whether the royalty reports are correct or incorrect, the specific details concerning any discrepancies, and the corrected amount of Net Sales and Sublicense Income.  No other information will be provided to ISIS.

(b)           At the request of ISIS, ATL will direct its Affiliates to permit audits of the Affiliates’ records in accordance with the provisions of subsection (a) above.  Further, ATL will include in each sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to submit reports to ATL, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by ISIS’ independent accounting firm, to the same extent required of ATL hereunder.  ISIS’ independent accounting firm will also be granted access to such reports in ATL’s possession as part of the audit referenced in subsection (a) above.

(c)           If such accounting firm concludes that additional royalties were owed during such period, ATL will pay the additional royalties within [***] days of the date ISIS delivers to ATL such accounting firm’s written report.  The fees charged by such accounting firm will be paid by ISIS unless the additional royalties, milestones or other payments owed by ATL exceed [***] of the royalties, milestones or other payments paid for the time period subject to the audit, in which case ATL will pay the reasonable fees and expenses charged by the accounting firm.

(d)           ISIS will treat all financial information subject to review under this Section 5.8 or under any sublicense agreement in accordance with the confidentiality provisions of Article 9, and will cause its accounting firm to enter into an acceptable confidentiality agreement with ATL and its Sublicensees obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

5.9          Audits Requested by ATL.

(a)           Upon the written request of ATL, and not more than once in each calendar year, ISIS will permit ATL’s independent certified public accountant to have access during normal business hours to such of the records of ISIS as may be reasonably necessary to verify the accuracy of the invoices submitted to ATL hereunder for the 12 months preceding the date of such request.  The accounting firm will disclose to ATL only whether the invoiced amounts are correct or incorrect, the specific details concerning the basis for the invoiced amounts, and the corrected amount, if applicable.  No other information will be provided to ATL.

(b)           If such accounting firm concludes that any amounts invoiced were in error during such period and ATL is entitled to a refund of such amounts, ISIS will refund to ATL the amounts overcharged within [***] days of the date ATL delivers to ISIS such accounting firm’s written report.  The fees charged by such accounting firm will be paid by ATL unless the additional refunded amounts owed by ISIS exceed [***] of the total amount for which ATL was invoiced during the time period subject to the audit, in which case ISIS will pay the reasonable fees and expenses charged by the accounting firm.

(c)           ATL will treat all financial information subject to review under this Section 5.9 in accordance with the confidentiality provisions of Article 9 and will cause its accounting firm to enter into an acceptable confidentiality agreement with ISIS obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

5.10        Taxes.

If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Article 5, ATL will make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article 5.  ATL will submit appropriate proof of payment of the withholding taxes to ISIS within a reasonable period of time.

ARTICLE 6

USE OF MATERIALS, DATA AND INFORMATION

6.1          Unless provided otherwise herein, all Antisense Inhibitors and any related research materials delivered to ATL under this Agreement will be used only in furtherance of a Development Program or Collaborative Research Program, will not be used or delivered to or for the benefit of any Third Party (other than Teva) without the prior written consent of ISIS, and will not be used in research or testing involving human subjects.  The Antisense Inhibitors and any related research materials supplied under this Agreement must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.  ATL agrees to comply with all applicable laws, rules and regulations in connection with its use of Antisense Inhibitors and related research materials provided hereunder.

6.2          All Antisense Inhibitors and related research materials provided to ATL hereunder are proprietary to ISIS.

6.3          ATL may use data and information provided to ATL by ISIS hereunder for internal drug discovery purposes only, consistent with the terms of this Agreement.  Except as provided otherwise herein, all data and information provided to ATL by ISIS pursuant to this Agreement is confidential and proprietary to ISIS and will not be disclosed to Third Parties, consistent with the provisions of Article 9 herein.  ISIS acknowledges that ATL may wish to provide such data and/or information to a Third Party in connection with ATL’s bona fide development, commercialization or partnering activities under this Agreement; ISIS will not unreasonably withhold its consent to such a transfer of data and information, provided that the receiving party is advised of the confidentiality provisions hereunder and agrees to be bound thereby.  Notwithstanding the foregoing, ISIS reserves the absolute right to withhold consent if ATL wishes to transfer such data or information to an antisense company or other competitor of ISIS.

6.4          Notwithstanding Section 6.3, ISIS acknowledges and agrees that ATL may disclose to TEVA any data, information and know-how provided to ATL by ISIS under this Agreement that are relevant to ATL1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products without any requirement to obtain the further consent of ISIS, provided that all such data, information and know-how will remain subject to the provisions of this Article 6 and Article 9 hereof.

6.5          Consistent with the foregoing provisions, if ATL conducts studies comparing ISIS Standard Chemistry with the chemistry of a Third Party, all data and information incorporating or relating to ISIS Standard Chemistry that result from such studies is confidential and proprietary to ISIS and will not be disclosed to Third Parties, consistent with the provisions of Article 9 herein.

ARTICLE 7

FUNDING PROVISIONS

7.1          Funding for Development Activities.

(a)           ATL will pay for all development activities that ISIS performs on ATL’s behalf [***] including any such development activities with respect to VLA4 Compounds and Other VLA4 Compounds (except to the extent Teva is obligated to pay for such activities under the Teva/ISIS Agreements) and any such development activities described in any Development Plan hereunder or approved by the JDC in the course of any Development Program.  Labor will be billed [***].  Materials and out of pocket expenses incurred by ISIS will be passed through to ATL at cost.

(b)           ISIS will submit an invoice for such expenditures to ATL after each Calendar Quarter, and ATL will submit payment to ISIS within [***] days from the date of invoice, consistent with the provisions of Section 5.7.

7.2          Funding for Collaborative Research Program Activities.

(a)           Except as specifically provided otherwise herein, as of the Effective Date, ATL will pay for all activities performed by ISIS in the course of the Collaborative Research Program hereunder [***].  Labor will [***].  Materials and out of pocket expenses incurred by ISIS will be [***]

(b)           ISIS will submit an invoice for such expenditures to ATL after each Calendar Quarter, and ATL will submit payment to ISIS within [***] days from the date of invoice, consistent with the provisions of Section 5.7.

7.3          Funding for Other ATL Activities.

ATL will also pay for any other activities ATL deems necessary to research, develop or commercialize a Collaboration Compound or Product, or which are otherwise required for ATL to fulfill its obligations hereunder, [***].  Labor will [***].  Materials and out of pocket expenses incurred by ISIS will be [***].

ARTICLE 8

INTELLECTUAL PROPERTY

8.1          Ownership of Inventions.

(a)           Neither party hereto will be deemed by this Agreement to have been granted any license or other rights to the other party’s rights in any inventions, technology, discoveries, or other proprietary property (collectively, “Inventions”), except as expressly provided herein.  Without limiting the generality of the foregoing, as between the parties, ISIS will at all times remain the sole and exclusive owner of the ISIS Patent Rights.

(b)           Except as provided otherwise herein, each party will solely own all Inventions that are made (as determined by U.S. rules of inventorship) solely by employees of or Consultants to that party pursuant to the Collaborative Research Program or any Development Program under this Agreement.  Such an Invention will be an “ISIS Invention” or an “ATL Invention,” as the case may be, and Patents claiming such Inventions will be “ISIS Patents” or “ATL Patents,” respectively.

(c)           ISIS agrees to assign to ATL its rights in any ISIS Inventions or Joint Inventions claiming Antisense Inhibitors that modulate IGF-1R and methods of using same, provided that a License to Research or License to Exploit for IGF-1R exists.  If ATL does not convert the License to Research for IGF-1R into a License to Exploit IGF-1R, or if the License to Research or License to Exploit applicable to IGF-1R is terminated for any reason, ATL will assign back to ISIS the latter’s rights in any such ISIS Inventions and Joint Inventions, as well as ISIS’ rights in any Patents filed on such Inventions.  Notwithstanding the foregoing, if such assignment of rights back to ISIS would interfere with ATL’s ability to practice any ATL Inventions or ATL Patent Rights pertaining to IGF-1R, ISIS agrees to sublicense, in favor of ATL, only that portion of any such Invention or Patent, and only for that time period, as is required for ATL to practice an ATL Invention or ATL Patent that would otherwise infringe the ISIS Invention or ISIS Patent, on a nonexclusive, mutually agreeable basis that is consistent with the royalties set out in this Agreement, provided that ISIS is not otherwise precluded from doing so.

(d)           Except as provided otherwise herein, ISIS and ATL will jointly hold title to all Inventions, whether or not patentable, that are made (as determined by the U.S. rules of inventorship) jointly by employees of or Consultants to ISIS and ATL pursuant to the

Collaborative Research Program or any Development Program under this Agreement, as well as to Patents filed thereon.  Such Inventions will be “Joint Inventions,” and Patents claiming such Joint Inventions will be “Joint Patents.” ISIS and ATL will promptly provide each other with notice whenever a Joint Invention is made.  The parties agree and acknowledge that, except insofar as this Agreement provides otherwise, the default rights conferred on joint owners under US patent law, including the right of each party to independently practice, license and use a Joint Patent, will apply in relation to the Joint Patents throughout the world as though US patent law applied worldwide.

(e)           The parties understand that if ATL or a Third Party collaborator of ATL provides a proprietary gene sequence or utility not known to ISIS, the discovery of inhibitors of that sequence may be a Joint Invention.  Similarly, the parties understand that the discovery of a method of treating human disease by inhibiting a particular gene product, where ISIS’ Antisense Inhibitor data is used to support the claims of the Patent, may be a Joint Invention.

(f)            The parties agree, upon reasonable request, to execute any documents reasonably necessary to effect and perfect each other’s ownership of any Invention.

8.2          Filing, Prosecution, Maintenance, Enforcement and Defense of Patents Owned or Controlled by ISIS and of Certain Joint Patents.

(a)           Except as provided otherwise herein, ISIS will have the sole and exclusive right to file, prosecute, maintain, enforce and defend any Research Target Patent Rights and any ISIS Patents or Joint Patents filed on Inventions claiming an Antisense Inhibitor to a Research Target or a method of treatment using an antisense molecule that modulates a Research Target subject to a License to Research or License to Exploit hereunder, regardless of inventorship.  ISIS will consider ATL’s input with respect to the prosecution, maintenance, enforcement and defense of any such Patents.  ISIS will also consider any supporting information provided by ATL that relates to the Research Target and its uses, as well as any supporting in vivo or in vitro efficacy data generated from experiments performed by ATL or its collaborators.  As used herein, Patent prosecution includes, without limitation, the handling of interference proceedings, oppositions, reexaminations and reissues.

(b)           In the event ATL proposes the filing of a Joint Patent pursuant to subsection (a) and ISIS does not wish to file and prosecute such Joint Patent, ATL will have the right to file, prosecute, maintain, enforce and defend such Joint Patent.  ATL will consider ISIS’ input with respect to the prosecution, maintenance, enforcement and defense of any such Joint Patents.

(c)           ISIS will also have the sole and exclusive right, in its sole discretion, to file, prosecute, maintain, enforce and defend any Patents within the ISIS Core Technology Patent Rights, the Manufacturing Patent Rights, and the ISIS Formulation Patent Rights.

(d)           ISIS will pay for its own labor costs incurred in the filing, prosecution, maintenance, enforcement and defense of any Patents for which ISIS is responsible hereunder.

(e)           ATL will reimburse ISIS for reasonable materials and out of pocket expenses incurred in connection with the activities recited in subsections (a), (c) and (d).  As used herein, materials and out of pocket expenses means costs, other than ISIS’ labor costs, [***].  ISIS will invoice ATL on a quarterly basis and ATL will submit payment to ISIS consistent with the provisions of Article 7 herein.

(f)            Should ATL elect not to pay expenses relating to Patent protection in a particular country, ATL will provide ISIS with written notice of same, and ATL’s payment obligations with respect to that country will cease once ISIS has received such notice, provided that all noncancelable costs and expenses incurred by ISIS prior to such date will nevertheless be reimbursed by ATL. Immediately upon ISIS’ receipt of such written notice from ATL, the applicable License to Research or License to Exploit will be terminated with respect to such country.

(g)           With respect to any ISIS Patent Rights exclusively licensed to ATL under a License to Exploit, ISIS will promptly advise ATL if ISIS becomes aware of any suspected or actual infringement of such ISIS Patent Rights by any person.  Similarly, ATL will promptly advise ISIS if ATL becomes aware of any suspected or actual infringement of such ISIS Patent Rights by any person.

(h)           If ISIS fails to initiate proceedings against any actual or suspected infringement of the ISIS Patent Rights where such infringing activity involves an Antisense Inhibitor of a Research Target that ATL has a License to Exploit, or to defend any claim of infringement against the parties pertaining to such rights, within [***] days of receipt of a notice from ATL asking ISIS to do so, ATL will be entitled to initiate those proceedings at ATL’s expense.

(i)            Except as provided otherwise herein, ISIS will endeavor to take all action necessary to ensure that the ISIS Patent Rights that are or become subject to a License to Research or License to Exploit are maintained and diligently prosecuted.

8.3          Filing, Prosecution, Maintenance, Enforcement and Defense of Patents Owned or Controlled by ATL.

(a)           ATL will have the sole and exclusive right and responsibility, in its sole discretion, to file, prosecute, maintain, enforce and defend (including the exclusive right to sue and exclude others from infringing) any Patents filed on Inventions made solely by ATL (i.e., ATL Patents) and VLA4 Compound Patent Rights.  ATL will provide ISIS with a semiannual report summarizing the status of any such ATL Patents and VLA4 Compound Patent Rights.  ATL hereby grants ISIS a worldwide, royalty-free, sublicensable, perpetual, nonexclusive license to practice under ATL’s rights to any such ATL Patents and  VLA4 Compound Patent Rights to carry out the activities contemplated by this Agreement and to make, have made, use, import, offer for sale and sell products other than a Product, provided that ATL is not contractually prohibited from doing so.  If ATL decides to discontinue the maintenance, enforcement or defense of any such patent entirely, or in a particular country, it will notify ISIS in writing of that decision in sufficient time for ISIS to assume those responsibilities with respect to the relevant patents (at ISIS’ sole option), and will, on request by ISIS, transfer the relevant patent files to ISIS or a third party nominated by ISIS.  ATL agrees not to narrow the scope of any existing VLA4 Compound Patent Rights unless agreed with ISIS in writing.

(b)           If a License to Exploit is granted to ATL with respect to a Research Target or Collaboration Compound hereunder, ISIS will promptly thereafter transfer to ATL the sole and exclusive right to file, prosecute, maintain, enforce and defend any Patents owned, controlled by ISIS or to which ISIS has prosecution rights that are within the Research Target Patent Rights.  ATL will consider ISIS’ input with respect to the prosecution, maintenance, enforcement and defense of any such Patents.  If ATL decides to discontinue the filing, prosecution, maintenance, enforcement or defense of any such Patent entirely or in a particular country, it will inform ISIS thereof with sufficient time for ISIS to assume those responsibilities with respect to such Patent and will thereafter transfer the relevant Patent files to ISIS or its designee.

8.4          Infringement of Third Party Patents.

If either party receives notice that a Product infringes a Third Party Patent, and the parties hereto agree to settle with and pay royalties to such Third Party, the additional royalty burden will be allocated as follows.

(a)           If the alleged infringement is due to ATL’s practice of ISIS Core Technology Patent Rights, Manufacturing Patent Rights, or VLA4 Compound Patent Rights, [***].

(b)           If the alleged infringement is due to ATL’s practice of any other Patent Rights licensed hereunder, [***].

8.5          Patent Coordinators.

(a)           Within 30 days of the Effective Date, the parties will each select a Patent Coordinator (“PC”) to facilitate and coordinate the preparation, filing, prosecution and maintenance of Patents pursuant to this Agreement.  The parties may agree to name additional Patent Coordinators, as long as equal representation is maintained.

(b)           During the Collaboration Term, the PCs will be the primary contacts for interaction between the parties with respect to the activities referenced in (a).

(c)           The PCs will meet as needed during the Collaboration Term.  Meetings will be via teleconference or videoconference, or as the parties may otherwise agree.  The frequency, dates and times of all meetings will be mutually agreed upon by the parties.  At their first meeting, the PCs will determine such procedures as they will reasonably require to conduct their activities.

(d)           The parties further agree that to facilitate the activities described in this Section, ATL’s Patent Coordinator may, upon prior written notice to ISIS’ Patent Coordinator and at such times as are mutually agreed upon by the Patent Coordinators, obtain access to and make copies of Patent file documents that are relevant to filing, prosecution, maintenance, enforcement and defense of Patents licensed to ATL hereunder.  Any and all such documents will be maintained by ATL in confidence, pursuant to the provisions of Article 9 below.

ARTICLE 9

CONFIDENTIALITY

9.1          Nondisclosure Obligation.

All Confidential Information disclosed by one party to the other party hereunder will be maintained in confidence by the receiving party and will not be disclosed to a Third Party or Affiliate or used for any purpose except as set forth below.

9.2          Permitted Disclosures.

Except as otherwise provided herein, a party may disclose Confidential Information received from the other party:

(a)           to governmental or other regulatory agencies in order to obtain Patents or approval to conduct clinical trials, or to gain Marketing Approval; provided that such disclosure may be made only to the extent reasonably necessary to obtain such patents or approvals;

(b)           to Affiliates, Sublicensees (including Teva), agents, consultants, and/or other Third Parties to allow the Exploitation of Products (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Affiliates and Third Parties agree to be bound by confidentiality obligations no less stringent than those contained in this Agreement, provided the term of confidentiality for such Affiliates and Third Parties will be no less than 7 years; or

(c)           if such disclosure is required by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to challenge or limit the disclosure obligations.

ARTICLE 10

PUBLICATION AND PUBLICITY

10.1        Publication.

(a)           The parties agree that it is customary in the industry to publish results obtained from clinical trials and other studies of a Collaboration Compound or Product, and that each party may publish such information obtained by such party in the performance of the Development Program, subject to the provisions of this Section.

(b)           Except as provided otherwise herein, the parties will be entitled to publish or present on the results of any Development Program or other development activities hereunder, including, without limitation, the development of any ATL1102, VLA4 Compound, Other VLA4 Compound or other Collaboration Compound, or any Product, provided that the party seeking to publish will deliver to the other party for its review a copy of any proposed publication or an abstract of any oral presentation of clinical results at scientific meetings involving any ATL1102, VLA4 Compound or Other VLA4 Compound or other Collaboration Compound, or any Product hereunder, or the Proprietary Information of the other party, at least 30 days prior to submission of scientific publications or abstracts of oral presentations.  The reviewing party will have the absolute right to request that any of its Proprietary Information be deleted from such publication or presentation, and the disclosing party will comply with that request.  If the disclosing party does not receive any feedback from the reviewing party within that 30-day period, the disclosing party will be free to proceed with the publication or presentation, with the following limitations:

(i)            ISIS will be permitted to publish on matters relating to  ATL1102 or any VLA4 Compound or Other VLA4 Compound or other Collaboration Compound, or any Product developed by ATL hereunder during the term of this Agreement only upon the prior written approval of ATL, which may be reasonably withheld by ATL.

(ii)           ATL will be permitted to publish on matters relating to any Manufacturing Technology or Manufacturing Technology Improvements relating to a specific Collaboration Compound or Product developed hereunder during the term of this Agreement only upon the prior written approval of ISIS, which may be given at ISIS’ sole discretion.

(c)           For the avoidance of doubt, the provisions of this Section 10.1 will apply to Sublicensees (including Teva) to the same extent as they apply to ATL.

(d)           Notwithstanding anything in this Section 10 ISIS acknowledges and agrees that, other than in respect of the ATL1102 Phase IIa Trial, ISIS does not have the right to publish information obtained in the performance of development activities conducted by or on behalf of Teva relating to ATL1102, VLA4 Compounds and Other VLA4 Compounds.

10.2        Publicity.

(a)           The parties will issue a joint press release regarding the execution of this Agreement.

(b)           Except as otherwise provided herein or required by law, neither party will originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders’ reports, or otherwise, relating to this Agreement, and neither party will use the name, trademark, trade name, logo or likeness of the other party or its employees in any publicity, news release or disclosure relating to this Agreement, or its subject matter, without the prior express written permission of the other party.

(c)           ATL will inform ISIS of any press releases relating to a Product permitted hereunder or required to be made by law in advance of general release to the public.

(d)           For the avoidance of doubt, the provisions of this Section 10.2 will apply to Sublicensees (including Teva) to the same extent as they apply to ATL.

ARTICLE 11

INDEMNIFICATION

11.1        Indemnification by ATL.

ATL will indemnify, defend and hold ISIS and its agents, employees, officers and directors (the “ISIS Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) arising out of Third Party claims or suits related to (a) ATL’s performance of its obligations under this Agreement; (b) breach by ATL of its representations and warranties set forth in Article 13; (c) patent infringement allegations or claims asserted by a Third Party against ISIS arising out of ISIS’ performance of activities for ATL pursuant to this Agreement; (d) ATL’s choice of Research Targets pursuant to Section 3.4 or 3.5; or (e) the development, manufacture, use, handling, storage, sale or other disposition of any Collaboration Compound or Product by ATL or any of its Affiliates, contractors or Sublicensees (including Teva); provided, however, that ATL’s obligations pursuant to this Section 11.1 will not apply to the extent such claims or suits result from the gross negligence or willful misconduct of any of the ISIS Indemnitees.  Notwithstanding the foregoing, ATL will have no obligation to indemnify the ISIS Indemnitees with respect to claims arising out of breach by ISIS of its representations and warranties set forth in Section 13.1.

11.2        Indemnification by ISIS.

ISIS will indemnify, defend and hold ATL and its Affiliates and each of their respective agents, employees, officers and directors (the “ATL Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorney’s fees) arising out of Third Party claims or suits related to (a) ISIS’ performance of its obligations under this Agreement; or (b) breach by ISIS of its representations and warranties set forth in Article 13; provided however, that ISIS’ obligations pursuant to this Section 11.2 will not apply to the extent that such claims or suits result from the gross negligence or willful misconduct of any of the ATL Indemnitees.  Notwithstanding the foregoing, ISIS will have no obligation to indemnify the ATL Indemnitees with respect to claims arising out of (i) a breach by ATL of its representations and warranties set forth in Sections 3.5(b)(i) and 13.1, or (ii) ISIS’ performance of development or other activities with respect to ATL 1102 on behalf of ATL or Teva in accordance with ATL’s or Teva’s instructions or specifications.

11.3        Notification of Claims; Conditions to Indemnification Obligations.

As a condition to a party’s right to receive indemnification under this Article 11, it will (i) promptly notify the other party as soon as it becomes aware of a claim or action for which indemnification may be sought pursuant hereto, (ii) cooperate with the indemnifying party in the defense of such claim or suit, and (iii) permit the indemnifying party to control the defense of such claim or suit, including without limitation the right to select defense counsel.  In no event, however, may the indemnifying party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of the indemnified party without the prior written consent of the indemnified party.  The indemnifying party will have no liability under this Article 11 with respect to claims or suits settled or compromised without its prior written consent.

ARTICLE 12

TERM AND TERMINATION OF AGREEMENT

12.1        Term and Termination of Agreement.

This Agreement will be effective as of the Effective Date and unless terminated earlier pursuant to Sections 12.2 below, the term of this Agreement will continue in effect until expiration of the License Term.

12.2        Termination upon Fundamental Breach.

(a)           General.  Subject to subsections (b) and (c) below, this Agreement may be terminated upon written notice by either party to the other at any time during the term of this Agreement if the other party is in fundamental breach of its obligations hereunder (i.e., a breach which goes to the heart of the Agreement) and has not cured such breach within 90 days after written notice requesting cure of the breach; providing, however, that in the event of a good faith dispute with respect to the existence of such a fundamental breach, the 90-day cure period will be stayed until such time as the dispute is resolved pursuant to Section 16.6 hereof.  Material breaches that are not fundamental give rise solely to a right of damages but not a right to terminate the Agreement.

(b)           Fundamental Breach by ATL.

(i)            Relating to CD49d.  If ATL commits a fundamental breach of this Agreement that relates to CD49d, ATL 1102 or any VLA4 Compounds, Other VLA4 Compounds or VLA4 Product for which ISIS provides written notice under Section 12.2(a), ISIS will concurrently provide a copy of such notice to Teva in accordance with the notice provisions of the Teva/ISIS Agreements, and Teva will have the right to cure such breach on ATL’s behalf.

(ii)           Not Relating to CD49d.  Notwithstanding the provisions of Section 12.2(a), if ATL commits a fundamental breach of this Agreement unrelated to CD49d, ATL 1102 or any VLA4 Compounds, Other VLA4 Compounds or VLA4 Product for which ISIS provides written notice under Section 12.2(a), ISIS will concurrently provide a copy of such notice to Teva in accordance with the notice provisions of the Teva/ISIS Agreements, and if such breach is not timely cured in accordance with Section 12.2(a), this Agreement will: (A) terminate as it relates to Research Targets other than CD49d, ATL1102 and Collaboration Compounds other than VLA4 Compounds and Other VLA4 Compounds; and (B) remain in full force and effect in accordance with its terms (including, without limitation, this Section 12.2) as it relates to CD49d, ATL 1102, VLA4 Compounds and Other VLA4 Compounds.

(c)           Fundamental Breach by ISIS.  If ISIS commits a fundamental breach of this Agreement for which ATL provides written notice under Section 12.2(a), and such breach is not timely cured in accordance with Section 12.2(a), ATL may, at its option, terminate this Agreement either: (i) in its entirety; or (ii) solely as it relates to Research Targets other than CD49d, ATL 1102 and Collaboration Compounds other than VLA4 Compounds and Other VLA4 Compounds, in which event this Agreement will remain in full force and effect in accordance with its terms (including, without limitation, this Section 12.2) as it relates to CD49d, ATL 1102, VLA4 Compounds and Other VLA4 Compounds.  ATL’s notice under Section 12.2(a) will specify which of the foregoing termination options ATL elects.

12.3        Rights in Bankruptcy.

All rights and licenses granted under or pursuant to this Agreement by ISIS or ATL are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The parties agree that the parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code.  The parties further agree that, in the event of the commencement of a bankruptcy proceeding-by or against either party under the U.S. Bankruptcy Code, the party hereto which is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the party subject to such proceeding upon written request therefor by the non-subject party.

12.4        Accrued Rights and Surviving Obligations.

Expiration or termination of the Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination.  Sections 4.8, 12.4 and 16.7, and Articles 5-9, 11 and 13-15 will survive expiration or termination of the Agreement.  Provisions concerning reporting requirements will continue in effect in accordance with any applicable timetables set forth herein.  Any expiration or early termination of this Agreement will be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Product sold prior to such termination.

ARTICLE 13

REPRESENTATIONS AND WARRANTIES; DISCLAIMER

13.1        Representations and Warranties of the parties.

Each party represents and warrants to the other party that, as of the Amendment Date:

(a)           Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)           Such party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations under this Agreement;

(c)           This Agreement is a legal and valid obligation of such party, binding upon such party and enforceable against such party in accordance with the terms of this Agreement The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which such party is a party or by which such party may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over such party.  All consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such party in connection with this Agreement have been obtained;

(d)           Such party has the full and exclusive right, power and authority to enter into this Agreement, to perform the Development Program, the Collaborative Research Program and to grant the licenses granted hereunder;

(e)           There are no agreements between such party and any Third Parties which would preclude or otherwise limit such party’s ability to conduct its tasks and obligations under the Development Plan, the Collaborative Research Program or otherwise fulfill its obligations under this Agreement; and

(f)            All individuals who will perform any activities on such party’s behalf in connection with the Development Program and/or the Collaborative Research Program have assigned to such party or its Affiliates the whole of their rights in any intellectual property conceived or reduced to practice by them as a result of either program.

13.2        Representations and Warranties by ATL.

ATL warrants and represents that to the best of its knowledge, none of the Research Targets listed on Exhibit 3.4 as of the Amendment Date are encumbered by any Third Party rights including, without limitation, intellectual property rights, that would interfere with ISIS’ ability to carry out the activities contemplated by the parties hereunder.  ATL further warrants and represents that, to the best of its knowledge as of the Amendment Date, if ISIS makes an Antisense Inhibitor to any of the Research Targets, it will not constitute an infringement of any Third Party rights and that ATL will indemnify ISIS, as set forth in Section 11.1 herein, should a subsequent determination be made that Third Party rights were infringed.

13.3        Representations and Warranties by ISIS.

ISIS warrants and represents that, to the best of its knowledge as of the Amendment Date, the practice of the technology claimed in the ISIS Core Technology Patent Rights and the Manufacturing Patent Rights will not infringe any Third Party patents.

ISIS further warrants and represents, as of the Amendment Date, that: (a) the VLA4 Compound Patent Rights set out in Exhibit 1.16(A) are enforceable, including that all assignments and maintenance fees have been timely filed and paid with respect to the VLA4 Compound Patent Rights; and (b) to the best of ISIS’ knowledge as of the Amendment Date, without reference to a specific development plan and without any investigation, the ISIS Core Technology Patent Rights, ISIS Formulation Patent Rights, Manufacturing Patent Rights, Research Target Patent Rights and VLA4 Compound Patent Rights, considered together, constitute all of the Patents controlled by ISIS that are necessary for ATL to develop and commercialize ATL 1102, the VLA4 Compounds and Other VLA4 Compounds using the ISIS Standard Chemistry.

13.4        Disclaimers.

THE ANTISENSE INHIBITORS BEING PROVIDED TO ATL HEREUNDER ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, UNLESS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

ARTICLE 14

NOTICE

14.1        Notice.

All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to ISIS, to:	Isis Pharmaceuticals, Inc.
1896 Rutherford Road
Carlsbad, CA 92008
USA
Attention: Chief Operating Officer
Fax No.:+1 (760) 931-9639

with a copy to:	Attention: General Counsel
Fax No.:+1 (760) 268-4922

if to ATL, to:	Antisense Therapeutics, Limited
ACN 095 060 745 of Level 1
10 Wallace Avenue, Toorak
Victoria 3142, AUSTRALIA
Attention: CEO
Fax No.: +61 (3) 9826 4399

with a copy to:	Attention: General Counsel
Fax No.: +61 (3) 9826 4399

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice will be deemed to have been given when delivered if personally delivered or sent by facsimile on a Business Day, on the Business Day after dispatch if sent by nationally-recognized overnight courier and on the third Business Day following the date of mailing if sent by mail.

ARTICLE 15

RECORDS

15.1        Records.

Each party will maintain records, in sufficient detail and in good scientific manner, which will fully and properly reflect all work done and results achieved in the development of any VLA4 Compounds, Other VLA4 Compounds or other Collaboration Compound, or any Product, hereunder and in the performance of its responsibilities under each Development Plan hereunder.  Each party will have the right, during normal business hours and upon reasonable prior notice, to inspect and copy those records of the other party referred to herein that are necessary or useful to the inspecting party for the purposes of making any required filings with Regulatory Authorities in order to obtain manufacturing approvals and/or Marketing Approvals.  Each party will maintain such records and the information disclosed therein in confidence in accordance with Article 9.  ISIS acknowledges and agrees that ISIS’ right of inspection under this clause 15.1 does not extend to allowing ISIS to inspect any records held by Teva under the Teva Sublicense.

ARTICLE 16

MISCELLANEOUS PROVISIONS

16.1        Relationship of the parties.

It is expressly agreed that ISIS and ATL will be independent contractors and that the relationship between the two parties will not constitute a partnership, joint venture or agency.  Neither ISIS nor ATL will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other, without the prior consent of the other party.

16.2        Successors and Assigns.

Neither this Agreement nor any interest hereunder may be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either party without the prior written consent of the other party; provided, however, that either party may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets, or in the event of its merger or consolidation or change in control or similar transaction.  Any permitted assignee will assume all obligations of its assignor under the Agreement, except that no intellectual property of any Third Party acquirer of ATL or ISIS will be included in the licenses granted hereunder.  This Agreement will be binding upon the successors and permitted assigns of the parties.  Any attempted assignment not in accordance with this Section 16.2 will be void.

16.3        Entire Agreement; Amendments.

This Agreement contains the entire understanding between ATL and ISIS with respect to the license, development and commercialization of antisense APIs hereunder.  All express or implied agreements and understandings, either oral or written, heretofore made by ATL and ISIS on the same subject matter (including, without limitation, the Original Agreement) are expressly superseded by this Agreement.  The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

16.4        Force majeure.

Neither party will be held liable or responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including, without limitation, embargoes, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, or acts of God.  The affected party will notify the other party of such force majeure circumstances as soon as reasonably practical and will make every reasonable effort to mitigate the effects of such force majeure circumstances.

16.5        Applicable law

The Agreement will be governed by and construed in accordance with the laws of the State of Delaware without reference to any rules of conflict of laws.

16.6        Dispute resolution

(a)           The parties recognize that disputes may from time to time arise between the parties during the term of this Agreement.  In the event of such a dispute, either party, by written notice to the other party, may have such dispute referred to the parties’ respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within 30 days after such notice is received.  Said designated officers are as follows:

For ISIS:	Chief Operating Officer
For ATL:	CEO

(b)           In the event the designated executive officers are not able to resolve such dispute after such 30-day period, each party may pursue its rights and remedies in law or equity in any court of competent jurisdiction.

16.7        No consequential damages

IN NO EVENT WILL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OR OTHER DAMAGES.

16.8        Third party beneficiary

The parties hereby acknowledge and agree that Teva is an intended third party beneficiary of this Agreement solely as it relates to CD49d, ATL1102, VLA4 Compounds, Other VLA4 Compounds and VLA4 Products.

16.9        Captions

The captions to the several Articles and Sections hereof are not a part of the Agreement, but are merely a convenience to assist in locating and reading the several Articles and Sections hereof.

16.10      Waiver

The waiver by either party hereto of any right hereunder, or the failure to perform, or a breach by the other party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

16.11      Compliance with law

Nothing in this Agreement will be deemed to permit a party to export, re-export or otherwise transfer any Licensed Product sold under this Agreement without compliance with applicable laws.

16.12      Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the parties.  The parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, maintains the balance of the rights and obligations of the parties under this Agreement.

16.13      Waiver of Rule of Construction.

Each party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting party will not apply.

16.14      Counterparts.

The Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Amendment Date.

ANTISENSE THERAPEUTICS, LIMITED		ISIS PHARMACEUTICALS, INC.

By:	/s/ Mark Diamond	By:	/s/ B. Lynne Parshall

Name:	Mark Diamond	Name:	B. Lynne Parshall

Title:	MD & CEO	Title:	COO & CFO

CONFIDENTIAL TREATMENT REQUESTED	EXECUTION VERSION (02/08/08)
UNDER 17 C.F.R §§ 200.80(b)4, AND 240.24b-2

EXHIBIT 1

DEFINITIONS

1.1          “Abandoned Research Target” has the meaning set forth in Section 3.5(d) herein.

1.2          “Active Program” in relation to a Collaboration Compound or Product means an ongoing program for optimizing, developing and commercializing such Collaboration Compound or Product, including preclinical studies, human clinical studies, development activities aimed at obtaining registration for marketing, and marketing and selling activities.  Except as set forth in Section 2.2(b), an Active Program includes the following specific “Development Milestones” that must be met in order for the Collaboration Compound or Product to achieve and maintain “Active Development” status:

(a)           initiation of phenotypic or functional assays by ATL within 12 months of ATL’s receipt of reasonably sufficient quantities of the Antisense Inhibitors directed to a Research Target and corresponding control oligonucleotides;

(b)           initiation of IND-enabling toxicology studies by ATL within 18 months of ATL’s receipt of an Antisense Inhibitor directed to a Research Target;

(c)           filing of an IND not later than 6 months after the completion of IND-enabling studies;

(d)           initiation of Phase I studies not later than 6 months after the filing of the IND;

(e)           initiation of Phase IIa studies not later than 24 months after the initiation of Phase I studies;

(f)            initiation of Phase III studies not later than 3 years after the initiation of Phase IIa studies;

(g)           filing of an NDA not later than 18 months after the successful completion of a pivotal trial; and

(h)           the use of commercially reasonable efforts by ATL to bring each Product to market and to maximize the commercial value of each such Product worldwide.

If ATL will not be able to meet a Development Milestone set forth above for [***], ATL will be granted a [***]month extension on any of the milestones identified in above, provided that ATL (i) gives the JDC members at least [***] months’ prior written notice that it is [***], and (ii) demonstrates to the JDC that it has [***].  If the JDC cannot agree on this issue, the matter will be referred to the designated officers of ATL and ISIS for resolution, consistent with the provisions of Section 16.6(a).

Except as set forth in Section 2.2(b)(i) herein, a compound that is in “Active Development” is one that is in an Active Program, as defined above.

1.3          “Affiliate” with respect to any person, organization, corporation or other business entity (collectively, “Person”), means any other Person controlling, controlled by, or under common control with such Person.  For purposes of this definition, “control” refers to the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, of a Person.

1.4          “Amendment Date” has the meaning set forth in the first paragraph of this Agreement.

1.5          “Antisense Inhibitor” means an oligonucleotide or analog thereof that inhibits protein synthesis at the nucleic acid level by specifically binding to the sequence of a selected messenger or viral ribonucleic acid (RNA) by base-pairing, thus causing a selective inhibition of gene expression.

1.6          “Antisense Technology” means the selective modulation of protein synthesis at the nucleic acid level caused by the binding of an oligonucleotide or an analog thereof to a complementary sequence.

1.7          “ATL 1102” means the Antisense Inhibitor (also known as ISIS 107248) that inhibits production of CD49d and comprises the sequence claimed as [***] and ISIS Standard Chemistry as set forth in Exhibit 1.7.

1.8          “ATL Invention” has the meaning set forth in Section 8.1(b).

1.9          “ATL Patent” has the meaning set forth in Section 8.1(b).

1.10        “ATL Sublicense” has the meaning set forth in Section 4.3(b).

1.11        “Australian Approval” means approval of a Product for marketing in Australia by the Therapeutic Goods Administration (“TGA”), without the requirement for price having been approved.  If a Product can be sold in Australia without TGA approval, Australian Approval will be deemed to have been obtained on the first sale of a Product in Australia.

1.12        “Business Day” means any calendar day, except that if an activity to be performed or an event to occur (including, without limitation, the receiving of a notice under Article 14 and other communications) falls on a Friday, Saturday, Sunday, or a recognized public or bank holiday (as determined in the place of performance of the applicable activity or occurrence of the applicable event), then the activity may be performed or the event may occur on the next day that is not a Saturday, Sunday, or a public or bank holiday.

1.13        “Calendar Quarter” means the respective periods of 3 consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.14        “Calendar Year” means each successive period of 12 months commencing on January 1 and ending on December 31.

1.15        “Change of Control” means the consummation, after the Amendment Date, of a transaction or a related series of transactions in which: (a) any Third Party becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of ATL’s or ISIS’ (as applicable) stock then outstanding normally entitled to vote in elections of directors; (b) ATL or ISIS (as applicable) consolidates with or merges into a Third Party, or any Third Party consolidates with or merges into ATL or ISIS, in either event pursuant to a transaction in which more than 50% of the total voting power of the stock outstanding of the surviving entity normally entitled to vote in elections of directors is not held by Persons holding at least 50% of the outstanding voting stock of ATL or ISIS preceding such consolidation or merger; or (c) ATL or ISIS conveys, transfers or leases all or a substantial portion of its assets relating to ATL 1102, VLA4 Compounds, Other VLA4 Compounds or VLA4 Products to a Third Party.

1.16        “CD49d” means the target that is modulated by ATL 1102, which is known as CD49d and is a Research Target hereunder.

1.17        “Collaboration” has the meaning set forth in Section 2.1.

1.18        “Collaboration Compound” means an Antisense Inhibitor of a Research Target that is discovered or developed by ISIS that (i) incorporates Antisense Technology; (ii) incorporates ISIS Standard Chemistry; (iii) is subject to a License to Research or License to Exploit hereunder; and (iv) is in Active Development, consistent with Section 1.2 herein.

1.19        “Collaboration Compound Product” means a product containing a Collaboration Compound.

1.20        “Collaboration Term” means the term of the Collaborative Research Program as set forth in Section 3.1.

1.21        “Collaborative Research Plan” has the meaning set forth in Section 3.1, as further detailed in Exhibit 3.1.

1.22        “Collaborative Research Program” means the research program described in Article 3, as modified from time to time by the parties (e.g., via the JRC).

1.23        “Confidential Information” means information which is (a) of a confidential and proprietary nature; (b) designated by either party as Confidential Information or Proprietary Information; and (c) not readily available to that party’s competitors and which, if known by a competitor of that party, might lessen any competitive advantage of that party or give such competitor a competitive advantage. Confidential Information which is disclosed in oral, written, graphic, electronic or any other form by one party to the other party that is clearly marked as “confidential” or “proprietary.” Oral information must be reduced to writing and designated as “confidential” within 30 days of disclosure.

For the purposes of this Agreement, “Confidential Information” includes, without limitation, (a) information that is proprietary or confidential or which is treated by that party as confidential and which relates either directly or indirectly to the business of that party regardless of the form in which that information is constituted, and which is not lawfully in the public domain; and (b) any confidential information in relation to Patents, technology, know-how, or any improvements owned or controlled by a party hereto.

“Confidential Information” will not include any information that the receiving party can establish by written records:

(i)            was known by it prior to the receipt of Confidential Information from the disclosing party;

(ii)           was disclosed to the receiving party by a Third Party having the right to do so;

(iii)          was, or subsequently became, in the public domain through no fault of the receiving party, its officers, directors, employees or agents;

(iv)          was concurrently or subsequently developed by personnel of the receiving party without having had access to the disclosing party’s Confidential Information;

(v)           as disclosed with the prior written consent of the disclosing party; or

(vi)          was disclosed by the receiving party pursuant to any judicial or governmental request, requirement or order, so long as the receiving party provides the disclosing party with sufficient prior notice in order to allow the disclosing party to contest such request, requirement or order.

1.24        “Consultant” means an individual who is not an employee of either party hereto, but who has been engaged by a party hereto in order to perform certain activities, wherein that individual has an obligation to assign to the engaging party, at the time an Invention is made, all rights that individual may have in such Invention.

1.25        “[***] Targets” means those Research Targets designated as [***] Targets, as listed in Section A of Exhibit 3.4.

1.26        “Development Milestones” means the Development Milestones set forth in Section 1.2 hereinabove.

1.27        “Development Plan” means the plan for the development of any Antisense Inhibitor or Collaboration Compound hereunder.

1.28        “EC/EMEA Approval” means approval of a Product for marketing in the European Commission (EC), or if ATL seeks approval through mutual recognition in the European Union, by the Ministry of Health of the United Kingdom, France, Germany, Italy or Spain (each a “Major European Country”), without the requirement for price having been approved.  If a Product can be legally sold in a Major European Country without EC or Ministry of Health approval, EC/EMEA Approval will be deemed to have been obtained on the first sale of a Product in a Major European Country.

1.29        “Effective Date” has the meaning provided in the “Introduction and Overview” set forth on the first page of this Agreement.

1.30        “Exploit” means to research, develop, test, import, export, make, have made, use, market, manufacture, sell, offer for sale, register, record, have sold, sublicense, commercialize, distribute and otherwise exploit.

1.31        [***].

1.32        [***].

1.33        “IND” means an Investigational New Drug Application or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority or hospital ethics committee in conformity with applicable Regulatory Authority regulations.

1.34        “Independently-Generated Information” has the meaning set forth in Section 4.8(e) herein.

1.35        “IND-Enabling Studies” means, at a minimum, the pharmacokinetic and toxicology studies required to meet the safety regulations for filing an IND, as well as any additional studies required by a Regulatory Authority or hospital ethics committee as a prerequisite to filing an IND.

1.36        “Integrated Product Plan” or “IPP” means a plan for the development, commercialization and marketing of a Collaboration Compound hereunder.  The IPP will include Product charter, strategic intent, a market analysis (event maps - demographics, market dynamics), label need and wants (based on the applicable Development Plan), Product life overview, geographic overview, and financial overview.  In addition, a global marketing plan will be developed and incorporated into the IPP which includes analysis of market (disease overview, Product profile, archetype, patient segmentation), strategic ends (strategic intent, product positioning, brand character, core messages, critical success factors, marketing objectives) strategic means (global Product, place, price, promotion, launch, market research programs), operational plan (implementation plan, marketing activities) and budget for the execution of the plan.  Each IPP will also include appropriate milestones and the dates upon which such milestones must be met by ATL, as agreed upon by the parties hereto.

1.37        “Invention” has the meaning set forth in Section 8.1 herein.

1.38        [***] means all Patents owned by ISIS as of the Effective Date or during the Collaboration Term that claim any of [***].

1.39        “ISIS Core Technology Patent Rights” means the Patents owned by ISIS as of the Effective Date or during the Collaboration Term that claim ISIS Standard Chemistry, the cellular mechanisms of action by which phosphorothioate antisense oligonucleotides incorporating the ISIS Standard Chemistry exert their effect, or to methods of treatment using such oligonucleotides.  ISIS Core Technology Patent Rights also include the [***].  The ISIS Core Technology Patent Rights as of the Amendment Date are the Patents listed in Exhibit 1.39.  Upon ATL’s written request no more than once per year, ISIS will update Exhibit 1.39 and provide such updated exhibit to ATL.

1.40        “ISIS Formulation Patent Rights” means the Patents owned by ISIS as of the Effective Date or during the Collaboration Term that claim topical formulations incorporating antisense oligonucleotides made using ISIS Standard Chemistry, methods of making formulations containing such oligonucleotides for topical administration, or methods of treatment using such topical formulations.  The ISIS Formulation Patent Rights as of the Amendment Date are the Patents listed in Exhibit 1.40.

1.41        “ISIS FTE Rate” means the compensatory rate to be paid per FTE at ISIS for all activities under this Agreement.  As used herein, “FTE” means the equivalent of the scientific or technical work of at least a total of [***] on or directly related to the Collaborative Research Program or a Development Program hereunder, carried out by a qualified employee or consultant.  Scientific or technical work can include, but is not limited to, [***]  The ISIS FTE Rate is [***] for any of the following activities: [***].

1.42        “ISIS Invention” has the meaning set forth in Section 8.1(b).

1.43        “ISIS Net Royalty” means [***].

1.44        “ISIS Patent” has the meaning set forth in Section 8.1(b).

1.45        “ISIS Patent Rights” means all rights in Patents owned by ISIS that are within the ISIS Core Technology Patent Rights, the Manufacturing Patent Rights, the ISIS Formulation Patent Rights, or the Research Target Patent Rights.

1.46        “ISIS Standard Chemistry” means the technology, whether or not subject to a Patent, that is owned, acquired or controlled by ISIS as of the Effective Date or during the Collaboration Term that claims or covers linkages and sugar units in an antisense oligonucleotide, wherein such linkages include phosphorothioate linkages and such sugar units include a combination of deoxy sugar units and 2’-O-[methoxyethyl] (MOE) modified sugar units with natural and methyl substituted heterocycle bases (“MOE Gapmer Technology”).  ISIS Standard Chemistry also includes the technology owned, acquired or controlled by ISIS as of the Effective Date that claims or covers the cellular mechanisms of action by which MOE Gapmer Technology antisense oligonucleotides exert their effect.  ISIS Standard Chemistry does not include any target gene-specific technology.

1.47        “Japanese Approval” means the approval of a Product for marketing in Japan by the Japanese Ministry of Health and Welfare (or any future equivalent process), together with any other approval necessary to make and sell Product commercially in Japan without the requirement for price having been approved.  If a Product can be sold in Japan without Ministry of Health and Welfare approval, Japanese Approval will be deemed to have been obtained on the first sale of a Product in Japan.

1.48        “License to Exploit” has the meaning set forth in Section 4.2.

1.49        “License to Research” has the meaning set forth in Section 4.1.

1.50        “License Term” has the meaning set forth in Section 4.0.

1.51        “Major Market” means any one of the following countries: the United States, Australia, Japan, the United Kingdom, France, Germany, Italy or Spain, except that [***] and [***] will not be considered Major Markets for the purposes of the License to Exploit the ATL 1102, VLA4 Compounds, Other VLA4 Compound and VLA4 Products.

1.52        “Manufacture” or “Manufacturing” or “Manufactured” means all operations involved in the manufacturing, quality control testing (including in-process, release and stability testing, if applicable), releasing, and shipping a Product.

1.53        “Manufacturing Patent Rights” means the Patents owned by ISIS as of the Effective Date or during the Collaboration Term that claim the Manufacturing Technology.  The Manufacturing Patent Rights as of the Amendment Date are the Patents listed in Exhibit 1.53.

1.54        “Manufacturing Process” means the process steps set forth in master batch records for ATL 1102 in the version existing as of the Effective Date, including reasonable minor variants and extensions of process steps thereof.

1.55        “Manufacturing Technology” means any and all scientific and technical data and information including without limitation formulas, methods, techniques, protocols, and processes owned or controlled by ISIS as of the Effective Date or during the Collaboration Term which are necessary or useful for performing the Manufacturing Process.

1.56        “Marketing Approval” means the act of a Regulatory Authority necessary for the marketing and sale of the Product in a country or regulatory jurisdiction, including, without limitation, the approval of the NDA by the FDA, Australian Approval, EC/EMEA Approval, and Japanese Approval.

1.57        “NDA” means New Drug Application or similar application or submission for approval to market and sell a new pharmaceutical product filed with or submitted to a Regulatory Authority in conformity with applicable Regulatory Authority regulations.

1.58        “Net Sales” means, with respect to a Product, the gross amount invoiced by ATL or ISIS, as appropriate, or by their Affiliates or sublicensees, to unrelated Third Parties for the Product, less:

(a)           Trade, quantity and cash discounts allowed;

(b)           Commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

(c)           Credits for actual Product returns;

(d)           Any tax imposed on the production, sale, delivery or use of the Product, including, without limitation, sales, use, excise or value added taxes;

(e)           Allowance for distribution expenses at levels customary in the industry; and

(f)            Any other similar and customary deductions.

“Net Sales” excludes:

(i)            The transfer of reasonable and customary quantities of free samples of Product(s) and the transfer of Product(s) as clinical trial materials, other than for subsequent resale;

(ii)           Sales or transfers of Product(s) among ATL and its Affiliates, unless the receiving party is the consumer or user of the Product; and

(iii)          Use by ATL or its Affiliates or sublicensees of Product for any use connected with the securing of regulatory approval or validating of a manufacturing process or the obtaining of other necessary Marketing Approvals for Product (unless such Product is subsequently sold).

1.59        [***] means an Antisense Inhibitor, or other antisense inhibitor that [***].

1.60        [***].

1.61        “Original Agreement” has the meaning provided in the “Introduction and Overview” set forth on the first page of this Agreement.

1.62        “Other VL4A Compound” means an Antisense Inhibitor, or other antisense inhibitor that incorporates other Antisense Technology, discovered by ISIS that (i) acts predominantly by hybridizing to CD49d or CD29 mRNA or pre-mRNA or that is designed to act by hybridizing to CD49d or CD29 mRNA or pre-mRNA, in each case to inhibit production of VLA4, and that incorporates ISIS Standard Chemistry, (ii) does not exist as of the Amendment Date and (iii) is not a VLA4 Compound.

1.63        “Patent” or “Patents” means (a) patent applications (including provisional applications and applications for certificates of invention); (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications worldwide based on, corresponding to, or claiming the priority date(s) of any of the foregoing; (d) any reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, requests for continued examination, or divisions of or to any of the foregoing; and (e) term extension or other governmental action which provide exclusive rights to a Product beyond the original patent expiration date.

1.64        “Product” means a VLA4 Product, any other Collaboration Compound Product or a Research Target Compound Product.

1.65        “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the marketing and/or pricing of a Product worldwide including, without limitation, the United States Food and Drug Administration (“FDA”) and any successor government authority having substantially the same function, and foreign equivalents thereof.

1.66        “Research Services” means discovery and design of Antisense Inhibitors of one or more Research Targets, supply of such Antisense Inhibitors to ATL, and/or evaluation of such Antisense Inhibitors in various functional assays.

1.67        “Research Target” means a gene product – usually, a protein – that may be modulated by another molecule, such as an antisense drug.  Modulation of a Research Target may be accomplished in a variety of ways including, without limitation, the modulation of the synthesis, function or degradation of a Research Target, or the expression of the corresponding gene.

1.68        “Research Target Compound” means a compound that modulates a Research Target or Abandoned Research Target that was discovered by ATL alone or as part of a bona fide drug discovery collaboration with a Third Party in which ATL played a significant role.

1.69        “Research Target Compound Product” means a product containing a Research Target Compound.

1.70        “Research Target Patent Rights” means the Patents owned by ISIS as of the Effective Date or during the Collaboration Term that claim antisense oligonucleotides that modulate a Research Target, methods of making such oligonucleotides, or methods of treatment using such oligonucleotides.  The Research Target Patent Rights thus include the VLA4 Compound Patent Rights set out in Exhibit 1.16.  The Research Target Patent Rights will be updated from time to time as new Patents are added.

1.71        “Sublicensee” means any Third Party (including a distributor) to which ATL or any of its Affiliates grants any right to make, use, market, or import and sell a Product.

A Third Party who is granted only the right to import and sell a Product (such as a wholesaler) will not be considered a Sublicensee.  Without limiting the generality of the foregoing, during the term of the Teva Sublicense, Teva will be considered a Sublicensee.

1.72        “Sublicensee Market” has the meaning set forth in Section 2.5(b)(ii) herein.

1.73        “Sublicensee Product Plan” or “SPP” has the meaning set forth in Section 2.5(b)(ii)(A) herein.

1.74        “Sublicense Income” means all consideration paid to ATL from Sublicensees pursuant to a sublicense by ATL or an Affiliate of ATL including, without limitation, up-front license fees, milestones, and royalties.  If non-monetary consideration is received from Sublicensees by ATL or its Affiliates, then a commercially reasonable monetary value will be assigned for purposes of calculating Sublicense Income.

1.75        “Technology” means inventions (whether or not patentable), know-how, trade secrets, research tools, materials, and technical information, including but not limited to information in the form of research data, databases, experimental procedures, designs, formulas, and process information.

1.76        “Teva” has the meaning provided in the “Introduction and Overview” set forth on the first page of this Agreement.

1.77        [***].

1.78        “Teva/ISIS Agreements” means that certain VLA4 Partner Support Agreement between ISIS and Teva and that certain Drug Supply, Manufacture and Technology Transfer Agreement between ISIS and Teva, each dated as of the Amendment Date.

1.79        “Teva Sublicense” has the meaning specified in the “Introduction and Overview” set forth on the first page of this Agreement.

1.80        “Third Party” means any party other than ISIS or ATL and their respective Affiliates.

1.81        “Third Party Intellectual Property” means any intellectual property owned by a Third Party.

1.82        “Third Party Patent Rights” means the [***].

1.83        [***].

1.84        “VLA4” means the biological target known as [***].

1.85        “VLA4 Compounds” means Antisense Inhibitors, whether or not including ATL1102, discovered by ISIS that (i) are covered by any claim within the VLA4 Compound Patent Rights (including any Antisense Inhibitor targeting CD49d or CD29) and incorporate ISIS Standard Chemistry and (ii) exist as of the Amendment Date.

1.86        “VLA4 Compound Patent Rights” means the Research Target Patent Rights owned by ISIS as of the Amendment Date that claim ATL 1102, methods of making ATL 1102 for therapeutic use, or methods of using ATL 1102 for therapeutic applications, as listed in Exhibit 1.16 hereto.

1.87        “VLA4 Product” means a product containing ATL1102, a VLA4 Compound or Other VLA4 Compound as an active ingredient.

EXHIBIT 1.7

ANTISENSE INHIBITOR

ATL 1102

[***]

EXHIBIT 1.16

VLA4 Compound Patent Rights

[***]

EXHIBIT 1.31

[***]

EXHIBIT 1.32

[***]

EXHIBIT 1.39

[***]

EXHIBIT 1.40

[***]

EXHIBIT 1.53

[***]

EXHIBIT 1.59

[***]

EXHIBIT 1.80

[***]

EXHIBIT 3.4

RESEARCH TARGETS

[***]